FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207567-04

CFCRE 2016-C7

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (File No. 333-207567) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor or Cantor Fitzgerald & Co., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-212-915-1700 or by emailing legal@ccre.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Cantor Fitzgerald & Co., UBS Securities LLC, Societe Generale and CastleOak Securities, L.P. or any other underwriter (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any secuderity in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the CFCRE 2016-C7 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Offering Document”). The information contained herein supersedes any such information previously delivered and should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage		Cut-off		General	Detailed			Net Mortgage	Interest	Original	Remaining	Original	Remaining		First
Property			Initial Pool	# of	Loan	Original	Date	Maturity	Property	Property	Interest	Administrative	Interest	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment
Flag	ID	Property Name	Balance	Properties	Seller(1)	Balance($)(2)(3)	Balance($)(2)(3)(8)	or ARD Balance($)(8)	Type(4)(5)	Type	Rate(6)(8)	Fee Rate(7)	Rate	Basis	Maturity or ARD(6)	Maturity or ARD(6)	Term(8)	Term(8)	Date	Date
Loan	1	Hilton Hawaiian Village (33)(34)	8.7%	1	CCRE	56,625,000	56,625,000	56,625,000	Hospitality	Full Service	4.1995%	0.0138%	4.1857%	Actual/360	120	119	0	0	10/24/2016	12/01/2016
Loan	2	25 Senate Place Jersey City (35)	8.6%	1	CCRE	56,000,000	56,000,000	46,117,136	Multifamily	Mid Rise	4.4398214%	0.0388%	4.4011%	Actual/360	120	120	360	360	11/14/2016	01/06/2017
Loan	3	Google Kirkland Campus Phase II (33)	7.7%	1	CCRE	50,000,000	50,000,000	50,000,000	Office	Suburban	3.6739%	0.0393%	3.6346%	Actual/360	120	119	0	0	11/03/2016	12/06/2016
Loan	4	Fresno Fashion Fair (33)	6.3%	1	SG	41,000,000	41,000,000	41,000,000	Retail	Regional Mall	3.5870%	0.0151%	3.5719%	Actual/360	120	119	0	0	10/06/2016	12/01/2016
Loan	5	Potomac Mills (33)(34)	6.2%	1	SG/CCRE	40,500,000	40,500,000	40,500,000	Retail	Regional Mall	2.988213%	0.0151%	2.9731%	Actual/360	120	119	0	0	10/05/2016	12/01/2016
Loan	6	681 Fifth Avenue (33)	5.2%	1	UBSAG	34,000,000	34,000,000	34,000,000	Mixed Use	Retail/Office	4.1265%	0.0151%	4.1114%	Actual/360	120	119	0	0	11/04/2016	12/06/2016
Loan	7	Walgreens Net Lease Portfolio 3	5.0%	10	CCRE	32,868,038	32,868,038	32,868,038	Retail	Single Tenant	4.5930%	0.0388%	4.5542%	Actual/360	120	120	0	0	11/15/2016	01/01/2017
Property	7.01	Walgreens - Nashville	0.6%	1	CCRE	3,821,679	3,821,679		Retail	Single Tenant
Property	7.02	Walgreens - Munford	0.5%	1	CCRE	3,397,047	3,397,047		Retail	Single Tenant
Property	7.03	Walgreens - Cordova	0.5%	1	CCRE	3,361,065	3,361,065		Retail	Single Tenant
Property	7.04	Walgreens - Omaha	0.5%	1	CCRE	3,300,349	3,300,349		Retail	Single Tenant
Property	7.05	Walgreens - Newport	0.5%	1	CCRE	3,294,378	3,294,378		Retail	Single Tenant
Property	7.06	Walgreens - Newberry	0.5%	1	CCRE	3,221,021	3,221,021		Retail	Single Tenant
Property	7.07	Walgreens - Yankton	0.5%	1	CCRE	3,205,460	3,205,460		Retail	Single Tenant
Property	7.08	Walgreens - Pierre	0.5%	1	CCRE	3,203,058	3,203,058		Retail	Single Tenant
Property	7.09	Walgreens - Manchester	0.5%	1	CCRE	3,034,295	3,034,295		Retail	Single Tenant
Property	7.10	Walgreens - Lexington	0.5%	1	CCRE	3,029,686	3,029,686		Retail	Single Tenant
Loan	8	FedEx Distribution Portfolio	4.9%	4	CCRE	31,875,000	31,875,000	26,509,247	Industrial	Warehouse/Distribution	5.3630%	0.0388%	5.3242%	Actual/360	120	120	360	360	11/18/2016	01/06/2017
Property	8.01	Athens	2.2%	1	CCRE	14,102,753	14,102,753		Industrial	Warehouse/Distribution
Property	8.02	Middleboro	1.1%	1	CCRE	7,066,243	7,066,243		Industrial	Warehouse/Distribution
Property	8.03	New Stanton	0.9%	1	CCRE	5,970,768	5,970,768		Industrial	Warehouse/Distribution
Property	8.04	Cambridge	0.7%	1	CCRE	4,735,236	4,735,236		Industrial	Warehouse/Distribution
Loan	9	Library Hotel	4.7%	1	CCRE	31,000,000	31,000,000	27,562,881	Hospitality	Full Service	5.2000%	0.0463%	5.1537%	Actual/360	120	120	360	360	11/08/2016	01/06/2017
Loan	10	Walgreens Net Lease Portfolio 2	4.6%	9	CCRE	30,087,937	30,087,937	30,087,937	Retail	Single Tenant	4.5930%	0.0388%	4.5542%	Actual/360	120	120	0	0	11/15/2016	01/01/2017
Property	10.01	Walgreens - St. Louis	0.6%	1	CCRE	3,655,201	3,655,201		Retail	Single Tenant
Property	10.02	Walgreens - Brooklyn Park	0.5%	1	CCRE	3,407,532	3,407,532		Retail	Single Tenant
Property	10.03	Walgreens - Woodbury	0.5%	1	CCRE	3,407,532	3,407,532		Retail	Single Tenant
Property	10.04	Walgreens - Saint Peters	0.5%	1	CCRE	3,351,538	3,351,538		Retail	Single Tenant
Property	10.05	Walgreens - Lake St. Louis	0.5%	1	CCRE	3,297,828	3,297,828		Retail	Single Tenant
Property	10.06	Walgreens - Pineville	0.5%	1	CCRE	3,294,378	3,294,378		Retail	Single Tenant
Property	10.07	Walgreens - St. Joseph	0.5%	1	CCRE	3,253,386	3,253,386		Retail	Single Tenant
Property	10.08	Walgreens - Shepherdsville	0.5%	1	CCRE	3,221,021	3,221,021		Retail	Single Tenant
Property	10.09	Walgreens - Paducah	0.5%	1	CCRE	3,199,521	3,199,521		Retail	Single Tenant
Loan	11	Lennox Shopping Center	3.5%	1	SG	23,000,000	22,967,126	18,297,344	Retail	Anchored	4.0450%	0.0188%	4.0262%	Actual/360	120	119	360	359	10/07/2016	12/01/2016
Loan	12	Embassy Suites Ayrsley Charlotte	3.4%	1	SG	22,500,000	22,415,922	18,275,321	Hospitality	Full Service	4.6400%	0.0188%	4.6212%	Actual/360	120	117	360	357	08/31/2016	10/01/2016
Loan	13	Melohn Multifamily Portfolio I	3.4%	4	CCRE	22,100,000	22,100,000	18,565,883	Multifamily	Garden	5.6890%	0.0388%	5.6502%	Actual/360	120	120	360	360	11/21/2016	01/06/2017
Property	13.01	Dover Place	1.9%	1	CCRE	12,557,571	12,557,571		Multifamily	Garden
Property	13.02	Cedarwood	0.6%	1	CCRE	3,976,012	3,976,012		Multifamily	Garden
Property	13.03	Willowood	0.6%	1	CCRE	3,976,012	3,976,012		Multifamily	Garden
Property	13.04	Amberidge	0.2%	1	CCRE	1,590,405	1,590,405		Multifamily	Garden
Loan	14	Mariano’s Bronzeville	2.9%	1	CCRE	19,000,000	19,000,000	19,000,000	Retail	Single Tenant	4.1550%	0.0388%	4.1162%	Actual/360	120	119	0	0	10/24/2016	12/06/2016
Loan	15	Plaza on 8th	2.6%	1	UBSAG	17,000,000	17,000,000	14,986,975	Mixed Use	Office/Retail	4.8100%	0.0188%	4.7912%	Actual/360	120	120	360	360	11/21/2016	01/06/2017
Loan	16	Venice Portfolio	2.5%	3	CCRE	16,000,000	16,000,000	16,000,000	Mixed Use	Various	4.9710%	0.0388%	4.9322%	Actual/360	120	120	0	0	11/18/2016	01/06/2017
Property	16.01	425-431 Ocean Front Walk	1.1%	1	CCRE	7,400,000	7,400,000		Mixed Use	Multifamily/Retail
Property	16.02	80 Windward	0.7%	1	CCRE	4,800,000	4,800,000		Mixed Use	Retail/Office
Property	16.03	1711-1715 Pacific Avenue	0.6%	1	CCRE	3,800,000	3,800,000		Mixed Use	Retail/Office
Loan	17	Lubbock Parkade	2.1%	1	UBSAG	13,750,000	13,750,000	10,835,019	Retail	Anchored	4.9740%	0.0188%	4.9552%	Actual/360	120	120	330	330	11/21/2016	01/06/2017
Loan	18	Residence Inn by Marriott LAX (33)(36)	2.1%	1	CCRE	13,500,000	13,401,782	11,248,934	Hospitality	Extended Stay	5.4190%	0.0351%	5.3839%	Actual/360	120	113	360	353	04/18/2016	06/06/2016
Loan	19	Kirlin Industries	2.0%	1	CCRE	13,200,000	13,200,000	12,183,690	Industrial	Flex	5.0560%	0.0388%	5.0172%	Actual/360	120	120	360	360	11/15/2016	01/06/2017
Loan	20	2500 Sweetwater Springs	1.6%	1	SG	10,400,000	10,400,000	8,995,371	Industrial	Warehouse/Distribution	4.9850%	0.0188%	4.9662%	Actual/360	120	120	360	360	11/21/2016	01/01/2017
Loan	21	Duravant FMH Conveyors	1.3%	1	UBSAG	8,742,500	8,742,500	7,719,877	Industrial	Warehouse/Distribution	4.8835%	0.0188%	4.8647%	Actual/360	120	120	360	360	11/18/2016	01/06/2017
Loan	22	Gander Mountain	1.2%	1	CCRE	7,625,000	7,607,156	6,237,377	Retail	Single Tenant	4.8500%	0.0388%	4.8112%	Actual/360	120	118	360	358	09/27/2016	11/06/2016
Loan	23	Fresenius Cleveland	1.1%	1	CCRE	6,985,000	6,985,000	6,425,857	Office	Medical	4.8395%	0.0863%	4.7532%	Actual/360	120	119	360	360	10/27/2016	12/06/2016
Loan	24	Shopko Neenah	1.0%	1	CCRE	6,632,500	6,632,500	5,052,837	Retail	Single Tenant	5.5290%	0.0863%	5.4427%	Actual/360	120	120	300	300	11/18/2016	01/06/2017
Loan	25	Altama Village	0.9%	1	CCRE	6,000,000	6,000,000	5,016,480	Retail	Anchored	5.5330%	0.0388%	5.4942%	Actual/360	120	120	360	360	11/18/2016	01/06/2017
Loan	26	KB Texas Dialysis Portfolio	0.9%	2	CCRE	5,950,000	5,950,000	5,477,704	Office	Medical	4.8870%	0.0863%	4.8007%	Actual/360	120	119	360	360	10/31/2016	12/06/2016
Property	26.01	Fresenius Houston	0.5%	1	CCRE	3,061,000	3,061,000		Office	Medical
Property	26.02	Fresenius Crockett	0.4%	1	CCRE	2,889,000	2,889,000		Office	Medical
Loan	27	Shopko Winona	0.8%	1	CCRE	5,377,500	5,377,500	4,096,741	Retail	Single Tenant	5.5290%	0.0863%	5.4427%	Actual/360	120	120	300	300	11/18/2016	01/06/2017
Loan	28	Leisure Village MHC	0.8%	1	UBSAG	4,950,000	4,950,000	4,218,886	Manufactured Housing Community	Manufactured Housing Community	5.3359%	0.0188%	5.3171%	Actual/360	120	120	360	360	11/18/2016	01/06/2017
Loan	29	Rock Springs Retail Portfolio	0.6%	2	CCRE	4,050,000	4,050,000	3,366,962	Retail	Various	5.3510%	0.0388%	5.3122%	Actual/360	120	120	360	360	11/22/2016	01/06/2017
Property	29.01	1977 Dewar Drive	0.4%	1	CCRE	2,360,000	2,360,000		Retail	Unanchored
Property	29.02	101 Gateway Blvd.	0.3%	1	CCRE	1,690,000	1,690,000		Retail	Shadow Anchored
Loan	31	Sunrise Plaza	0.6%	1	CCRE	3,700,000	3,700,000	3,204,184	Retail	Anchored	5.0350%	0.0388%	4.9962%	Actual/360	120	119	360	360	10/17/2016	12/06/2016
Loan	30	The Shoppes at Lakeline	0.6%	1	SG	3,700,000	3,700,000	3,700,000	Retail	Shadow Anchored	3.9740%	0.0188%	3.9552%	Actual/360	120	119	0	0	10/20/2016	12/01/2016
Loan	32	Oswego Commons	0.5%	1	SG	3,250,000	3,250,000	3,250,000	Retail	Shadow Anchored	4.0750%	0.0188%	4.0562%	Actual/360	120	119	0	0	10/31/2016	12/01/2016
Loan	33	The Orchards Shopping Center	0.5%	1	UBSAG	3,187,500	3,187,500	2,684,585	Retail	Anchored	5.7730%	0.0188%	5.7542%	Actual/360	120	120	360	360	11/23/2016	01/06/2017
Loan	34	JR Automation	0.4%	1	CCRE	2,690,000	2,690,000	2,690,000	Industrial	Manufacturing	4.5440%	0.0388%	4.5052%	Actual/360	120	120	0	0	11/08/2016	01/06/2017
Loan	35	Walgreens Adrian, MI	0.4%	1	CCRE	2,330,000	2,325,765	1,707,448	Retail	Single Tenant	4.4650%	0.0863%	4.3787%	Actual/360	120	119	300	299	11/03/2016	12/06/2016
Loan	36	Shoppes of New Philadelphia	0.3%	1	CCRE	1,875,000	1,875,000	1,578,788	Retail	Shadow Anchored	5.7650%	0.0588%	5.7062%	Actual/360	120	120	360	360	11/21/2016	01/06/2017
Loan	37	Show Low Retail	0.3%	1	CCRE	1,700,000	1,700,000	1,593,707	Retail	Shadow Anchored	6.1670%	0.0388%	6.1282%	Actual/360	60	60	360	360	11/16/2016	01/06/2017

A-1-1

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
								Pari Passu	Pari Passu
						Monthly	Annual	Companion Loan	Companion Loan	Remaining			Crossed		Underwritten	Underwritten					FIRREA	Cut-Off
Property			Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash	With	Related	NOI DSCR	NCF DSCR	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV
Flag	ID	Property Name	or ARD Date(6)	(Yes/No)(6)	Maturity Date(6)	Service($)(8)(9)	Service($)(8)(9)	Service($)	Service($)	Period	Lockbox(10)	Management(11)	Other Loans	Borrower	(8)(9)(12)(13)	(8)(9)(12)(13)	Period(14)	Date	Value ($)(15)	As-of Date(15)	(Yes/No)	Ratio (8)(12)(13)(15)
Loan	1	Hilton Hawaiian Village (33)(34)	11/01/2026	No	11/01/2026	200,916	2,410,994	2,270,752	27,249,024	119	Hard	Springing	No		4.98x	4.47x	0	1	2,230,000,000	08/30/2016	Yes	31.2%
Loan	2	25 Senate Place Jersey City (35)	12/06/2026	No	12/06/2026	273,583	3,282,996			0	Soft	Springing	No		1.52x	1.50x	3	6	101,000,000	10/18/2016	Yes	55.4%
Loan	3	Google Kirkland Campus Phase II (33)	11/06/2026	No	11/06/2026	155,205	1,862,463	69,842	838,108	119	Springing Hard	Springing	No		2.64x	2.56x	0	6	146,000,000	07/27/2016	Yes	49.7%
Loan	4	Fresno Fashion Fair (33)	11/01/2026	No	11/01/2026	124,258	1,491,096	860,714	10,328,567	119	Hard	Springing	No		2.22x	2.14x	0	1	565,000,000	08/24/2016	Yes	57.5%
Loan	5	Potomac Mills (33)(34)	11/01/2026	No	11/01/2026	102,253	1,227,035	632,453	7,589,438	119	Hard	Springing	No		4.57x	4.39x	0	1	765,000,000	09/12/2016	Yes	38.0%
Loan	6	681 Fifth Avenue (33)	11/06/2026	No	11/06/2026	118,541	1,422,496	631,058	7,572,701	119	Hard	In Place	No		1.73x	1.67x	0	6	440,000,000	10/01/2016	Yes	48.9%
Loan	7	Walgreens Net Lease Portfolio 3	12/01/2026	Yes	12/01/2031	127,550	1,530,596			120	Hard	In Place	No	Yes - A	2.04x	2.02x	5	1	59,820,000	Various	Yes	54.9%
Property	7.01	Walgreens - Nashville																	7,100,000	09/23/2016	Yes
Property	7.02	Walgreens - Munford																	6,300,000	09/19/2016	Yes
Property	7.03	Walgreens - Cordova																	6,250,000	09/19/2016	Yes
Property	7.04	Walgreens - Omaha																	6,140,000	09/27/2016	Yes
Property	7.05	Walgreens - Newport																	5,850,000	09/23/2016	Yes
Property	7.06	Walgreens - Newberry																	6,000,000	09/22/2016	Yes
Property	7.07	Walgreens - Yankton																	5,690,000	09/21/2016	Yes
Property	7.08	Walgreens - Pierre																	5,690,000	09/21/2016	Yes
Property	7.09	Walgreens - Manchester																	5,400,000	09/23/2016	Yes
Property	7.10	Walgreens - Lexington																	5,400,000	09/27/2016	Yes
Loan	8	FedEx Distribution Portfolio	12/06/2026	No	12/06/2026	178,252	2,139,029			0	Hard	Springing	No		1.37x	1.26x	0	6	45,580,000	Various	Yes	69.9%
Property	8.01	Athens																	19,500,000	09/09/2016	Yes
Property	8.02	Middleboro																	10,000,000	09/08/2016	Yes
Property	8.03	New Stanton																	9,500,000	09/07/2016	Yes
Property	8.04	Cambridge																	6,580,000	09/02/2016	Yes
Loan	9	Library Hotel	12/06/2026	No	12/06/2026	170,224	2,042,692			36	Hard	Springing	No		1.58x	1.41x	0	6	50,500,000	10/01/2016	Yes	61.4%
Loan	10	Walgreens Net Lease Portfolio 2	12/01/2026	Yes	12/01/2031	116,761	1,401,133			120	Hard	In Place	No	Yes - A	2.04x	2.02x	5	1	53,690,000	Various	Yes	56.0%
Property	10.01	Walgreens - St. Louis																	6,490,000	09/22/2016	Yes
Property	10.02	Walgreens - Brooklyn Park																	6,050,000	09/27/2016	Yes
Property	10.03	Walgreens - Woodbury																	6,050,000	09/27/2016	Yes
Property	10.04	Walgreens - Saint Peters																	5,950,000	09/20/2016	Yes
Property	10.05	Walgreens - Lake St. Louis																	5,850,000	09/20/2016	Yes
Property	10.06	Walgreens - Pineville																	5,850,000	09/28/2016	Yes
Property	10.07	Walgreens - St. Joseph																	5,775,000	09/27/2016	Yes
Property	10.08	Walgreens - Shepherdsville																	6,000,000	09/23/2016	Yes
Property	10.09	Walgreens - Paducah																	5,675,000	09/23/2016	Yes
Loan	11	Lennox Shopping Center	11/01/2026	No	11/01/2026	110,403	1,324,837			0	Springing Hard	Springing	No		1.71x	1.59x	0	1	35,885,000	09/02/2016	Yes	64.0%
Loan	12	Embassy Suites Ayrsley Charlotte	09/01/2026	No	09/01/2026	115,883	1,390,602			0	Springing Hard	Springing	No		2.06x	1.76x	5	1	37,200,000	07/27/2016	Yes	60.3%
Loan	13	Melohn Multifamily Portfolio I	12/06/2026	No	12/06/2026	128,114	1,537,374			0	Soft	Springing	No		1.38x	1.28x	0	6	33,350,000	Various	Yes	66.3%
Property	13.01	Dover Place																	18,950,000	11/08/2016	Yes
Property	13.02	Cedarwood																	6,000,000	11/08/2016	Yes
Property	13.03	Willowood																	6,000,000	11/10/2016	Yes
Property	13.04	Amberidge																	2,400,000	11/11/2016	Yes
Loan	14	Mariano’s Bronzeville	11/06/2026	No	11/06/2026	66,701	800,415			119	Springing Hard	Springing	No		2.50x	2.49x	0	6	37,175,000	10/02/2016	Yes	51.1%
Loan	15	Plaza on 8th	12/06/2026	No	12/06/2026	89,296	1,071,551			36	Springing Hard	Springing	No		1.51x	1.46x	0	6	26,300,000	10/03/2016	Yes	64.6%
Loan	16	Venice Portfolio	12/06/2026	No	12/06/2026	67,201	806,407			120	Soft Springing Hard	Springing	No		2.03x	1.97x	0	6	35,500,000	08/08/2016	Yes	45.1%
Property	16.01	425-431 Ocean Front Walk																	16,900,000	08/08/2016	Yes
Property	16.02	80 Windward																	10,600,000	08/08/2016	Yes
Property	16.03	1711-1715 Pacific Avenue																	8,000,000	08/08/2016	Yes
Loan	17	Lubbock Parkade	12/06/2026	No	12/06/2026	76,540	918,482			0	Hard	Springing	No		1.53x	1.42x	0	6	20,740,000	09/07/2016	Yes	66.3%
Loan	18	Residence Inn by Marriott LAX (33)(36)	05/06/2026	No	05/06/2026	75,967	911,602	225,087	2,701,044	0	Hard	Springing	No		1.74x	1.56x	0	6	82,500,000	03/01/2017	Yes	64.4%
Loan	19	Kirlin Industries	12/06/2026	No	12/06/2026	71,313	855,755			60	Hard	Springing	No	Yes - B	1.48x	1.41x	0	6	20,500,000	10/18/2016	Yes	64.4%
Loan	20	2500 Sweetwater Springs	12/01/2026	No	12/01/2026	55,734	668,810			24	Springing Hard	Springing	No		1.67x	1.48x	0	1	16,970,000	10/25/2016	Yes	61.3%
Loan	21	Duravant FMH Conveyors	12/06/2026	No	12/06/2026	46,311	555,734			36	Hard	In Place	No	Yes - B	1.63x	1.55x	0	6	13,550,000	10/06/2016	Yes	64.5%
Loan	22	Gander Mountain	10/06/2026	No	10/06/2026	40,237	482,838			0	Hard	Springing	No		1.50x	1.42x	0	6	10,750,000	07/14/2016	Yes	70.8%
Loan	23	Fresenius Cleveland	11/06/2026	No	11/06/2026	36,815	441,778			59	Hard	Springing	No	Yes - C	1.46x	1.38x	0	6	10,790,000	10/20/2016	Yes	64.7%
Loan	24	Shopko Neenah	12/06/2026	No	12/06/2026	40,844	490,132			0	Springing Hard	Springing	No	Yes - D	1.42x	1.31x	0	6	9,800,000	10/17/2016	Yes	67.7%
Loan	25	Altama Village	12/06/2026	No	12/06/2026	34,192	410,300			0	Springing Hard	Springing	No	Yes - E	1.59x	1.45x	0	6	9,200,000	02/01/2017	Yes	65.2%
Loan	26	KB Texas Dialysis Portfolio	11/06/2026	No	11/06/2026	31,531	378,375			59	Hard	Springing	No	Yes - C	1.51x	1.47x	0	6	9,235,000	Various	Yes	64.4%
Property	26.01	Fresenius Houston																	4,710,000	10/04/2016	Yes
Property	26.02	Fresenius Crockett																	4,525,000	10/05/2016	Yes
Loan	27	Shopko Winona	12/06/2026	No	12/06/2026	33,116	397,389			0	Springing Hard	Springing	No	Yes - D	1.45x	1.32x	0	6	8,000,000	10/20/2016	Yes	67.2%
Loan	28	Leisure Village MHC	12/06/2026	No	12/06/2026	27,598	331,176			12	Springing Soft	Springing	No		1.63x	1.59x	0	6	7,510,000	10/06/2016	Yes	65.9%
Loan	29	Rock Springs Retail Portfolio	12/06/2026	No	12/06/2026	22,618	271,419			0	Hard	Springing	No		1.58x	1.48x	0	6	6,160,000	10/07/2016	Yes	65.7%
Property	29.01	1977 Dewar Drive																	3,460,000	10/07/2016	Yes
Property	29.02	101 Gateway Blvd.																	2,700,000	10/07/2016	Yes
Loan	31	Sunrise Plaza	11/06/2026	No	11/06/2026	19,942	239,299			23	Springing Hard	Springing	No	Yes - E	1.66x	1.43x	0	6	5,500,000	09/07/2016	Yes	67.3%
Loan	30	The Shoppes at Lakeline	11/01/2026	No	11/01/2026	12,423	149,080			119	Springing Hard	Springing	No	Yes - F	2.48x	2.41x	5	1	7,150,000	09/29/2016	Yes	51.7%
Loan	32	Oswego Commons	11/01/2026	No	11/01/2026	11,190	134,277			119	Springing Hard	Springing	No	Yes - F	2.87x	2.73x	5	1	6,300,000	09/26/2016	Yes	51.6%
Loan	33	The Orchards Shopping Center	12/06/2026	No	12/06/2026	18,648	223,776			0	Hard	Springing	No		1.63x	1.47x	0	6	4,690,000	09/08/2016	Yes	68.0%
Loan	34	JR Automation	12/06/2026	No	12/06/2026	10,328	123,931			120	Hard	Springing	No	Yes - B	2.83x	2.48x	0	6	5,170,000	10/17/2016	Yes	52.0%
Loan	35	Walgreens Adrian, MI	11/06/2026	No	11/06/2026	12,905	154,856			0	Springing Hard	Springing	No		2.07x	2.01x	0	6	5,330,000	09/01/2016	Yes	43.6%
Loan	36	Shoppes of New Philadelphia	12/06/2026	No	12/06/2026	10,960	131,518			0	Hard	Springing	No		1.45x	1.36x	0	6	2,950,000	09/23/2016	Yes	63.6%
Loan	37	Show Low Retail	12/06/2021	No	12/06/2021	10,376	124,507			0	Hard	Springing	No		1.44x	1.40x	0	6	2,810,000	09/26/2016	Yes	60.5%

A-1-2

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
											Net		Loan per Net
			LTV Ratio at								Rentable Area	Units	Rentable Area
Property			Maturity or						Year	Year	(Sq. Ft./Units/	of	(Sq. Ft./Units/Rooms/	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent	Most Recent
Flag	ID	Property Name	ARD(8)(12)(13)(15)	Address	City	County	State	Zip Code	Built	Renovated	Rooms/Pads)(4)	Measure(4)	Pads) ($)(4)(12)(13)	(# of payments)(16)(17)(18)	Statements Date	EGI ($)	Expenses($)	NOI($)
Loan	1	Hilton Hawaiian Village (33)(34)	31.2%	2005 Kalia Road	Honolulu	Honolulu	HI	96815	1961	2016	2,860	Rooms	243,566	L(25), DorYM1(88), O(7)	T-12 9/30/2016	376,987,438	230,014,820	146,972,618
Loan	2	25 Senate Place Jersey City (35)	45.7%	25 Senate Place	Jersey City	Hudson	NJ	07306	2016	NAP	265	Units	211,321	L(24), D(92), O(4)	NAP	NAP	NAP	NAP
Loan	3	Google Kirkland Campus Phase II (33)	49.7%	451 Seventh Avenue South	Kirkland	King	WA	98033	2015	NAP	180,844	Sq. Ft.	401	L(25), YM1(90), O(5)	NAP	NAP	NAP	NAP
Loan	4	Fresno Fashion Fair (33)	57.5%	645 East Shaw Avenue	Fresno	Fresno	CA	93710	1970	2003, 2006	536,093	Sq. Ft.	606	L(25), DorYM1(91), O(4)	T-12 6/30/2016	33,789,629	5,728,731	28,060,898
Loan	5	Potomac Mills (33)(34)	38.0%	2700 Potomac Mills Circle	Woodbridge	Prince William	VA	22192	1985	2005, 2012	1,459,997	Sq. Ft.	199	L(25), D(88), O(7)	T-12 8/31/2016	54,639,014	14,340,962	40,298,052
Loan	6	681 Fifth Avenue (33)	48.9%	681 Fifth Avenue	New York	New York	NY	10022	1913	2009	82,573	Sq. Ft.	2,604	L(25), D(91), O(4)	T-12 6/30/2016	17,616,251	3,166,722	14,449,529
Loan	7	Walgreens Net Lease Portfolio 3	54.9%	Various	Various	Various	Various	Various	Various	NAP	148,490	Sq. Ft.	221	L(25), YM1(92), O(3)	NAV	NAV	NAV	NAV
Property	7.01	Walgreens - Nashville		5600 Charlotte Pike	Nashville	Davidson	TN	37209	1999	NAP	16,380	Sq. Ft.	233		NAV	NAV	NAV	NAV
Property	7.02	Walgreens - Munford		43 Tabb Drive	Munford	Tipton	TN	38058	2008	NAP	14,560	Sq. Ft.	233		NAV	NAV	NAV	NAV
Property	7.03	Walgreens - Cordova		8046 Macon Road	Cordova	Shelby	TN	38018	1998	NAP	15,120	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	7.04	Walgreens - Omaha		5038 Center Street	Omaha	Douglas	NE	68106	1999	NAP	15,680	Sq. Ft.	210		NAV	NAV	NAV	NAV
Property	7.05	Walgreens - Newport		102 East Broadway Street	Newport	Cocke	TN	37821	2007	NAP	14,820	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	7.06	Walgreens - Newberry		14040 West Newberry Road	Newberry	Alachua	FL	32669	2008	NAP	14,490	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	7.07	Walgreens - Yankton		2020 Broadway Avenue	Yankton	Yankton	SD	57078	2006	NAP	14,420	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	7.08	Walgreens - Pierre		100 East Sioux Avenue	Pierre	Hughes	SD	57501	2006	NAP	14,550	Sq. Ft.	220		NAV	NAV	NAV	NAV
Property	7.09	Walgreens - Manchester		806 McArthur Street	Manchester	Coffee	TN	37355	2005	NAP	13,650	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	7.10	Walgreens - Lexington		603 West Church Street	Lexington	Henderson	TN	38351	2005	NAP	14,820	Sq. Ft.	204		NAV	NAV	NAV	NAV
Loan	8	FedEx Distribution Portfolio	58.2%	Various	Various	Various	Various	Various	Various	Various	438,592	Sq. Ft.	73	L(24), D(93), O(3)	12/31/2015	2,915,376	29,154	2,886,222
Property	8.01	Athens		1655 Olympic Drive	Athens	Clarke	GA	30601	2006	2008, 2015	140,218	Sq. Ft.	101		12/31/2015	1,254,960	12,550	1,242,410
Property	8.02	Middleboro		17 Cowan Drive	Middleboro	Plymouth	MA	02346	2006	2016	73,137	Sq. Ft.	97		12/31/2015	593,436	5,934	587,502
Property	8.03	New Stanton		2000 Labonte Drive	Hunker	Westmoreland	PA	15639	2006	2010, 2016	140,985	Sq. Ft.	42		12/31/2015	607,668	6,077	601,591
Property	8.04	Cambridge		8705 Commerce Drive	Cambridge	Guernsey	OH	43725	2006, 2014	NAP	84,252	Sq. Ft.	56		12/31/2015	459,312	4,593	454,719
Loan	9	Library Hotel	54.6%	299 Madison Avenue	New York	New York	NY	10017	1913	2000	60	Rooms	516,667	L(24), D(90), O(6)	T-12 8/31/2016	9,017,084	5,497,574	3,519,511
Loan	10	Walgreens Net Lease Portfolio 2	56.0%	Various	Various	Various	Various	Various	Various	NAP	135,765	Sq. Ft.	222	L(25), YM1(92), O(3)	NAV	NAV	NAV	NAV
Property	10.01	Walgreens - St. Louis		4218 Lindell Boulevard	St. Louis	Saint Louis City	MO	63108	2002	NAP	16,335	Sq. Ft.	224		NAV	NAV	NAV	NAV
Property	10.02	Walgreens - Brooklyn Park		7700 Brooklyn Boulevard	Brooklyn Park	Hennepin	MN	55443	1997	NAP	15,120	Sq. Ft.	225		NAV	NAV	NAV	NAV
Property	10.03	Walgreens - Woodbury		1965 Donegal Drive	Woodbury	Washington	MN	55125	2000	NAP	15,120	Sq. Ft.	225		NAV	NAV	NAV	NAV
Property	10.04	Walgreens - Saint Peters		909 Jungermann Road	Saint Peters	St. Charles	MO	63376	2001	NAP	15,120	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	10.05	Walgreens - Lake St. Louis		3497 Technology Drive	Lake St. Louis	St. Charles	MO	63367	2006	NAP	14,820	Sq. Ft.	223		NAV	NAV	NAV	NAV
Property	10.06	Walgreens - Pineville		3100 Highway 28 East	Pineville	Rapides	LA	71360	2005	NAP	14,820	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	10.07	Walgreens - St. Joseph		4022 North Belt Highway	Saint Joseph	Buchanan	MO	64506	2007	NAP	14,820	Sq. Ft.	220		NAV	NAV	NAV	NAV
Property	10.08	Walgreens - Shepherdsville		152 North Buckman Street	Shepherdsville	Bullitt	KY	40165	2006	NAP	14,490	Sq. Ft.	222		NAV	NAV	NAV	NAV
Property	10.09	Walgreens - Paducah		521 Lone Oak Road	Paducah	McCracken	KY	42003	2001	NAP	15,120	Sq. Ft.	212		NAV	NAV	NAV	NAV
Loan	11	Lennox Shopping Center	51.0%	1300 West Campbell Road	Richardson	Dallas	TX	75080	1996	NAP	182,936	Sq. Ft.	126	L(25), D(90), O(5)	T-12 8/31/2016	3,341,612	1,271,176	2,070,436
Loan	12	Embassy Suites Ayrsley Charlotte	49.1%	1917 Ayrsley Town Boulevard	Charlotte	Mecklenburg	NC	28273	2015	NAP	170	Rooms	131,858	L(27), D(89), O(4)	T-12 9/30/2016	8,489,957	5,379,365	3,110,592
Loan	13	Melohn Multifamily Portfolio I	55.7%	Various	Various	Various	Various	Various	Various	NAP	474	Units	46,624	L(24), D(92), O(4)	T-12 10/31/2016	3,501,551	1,357,252	2,144,299
Property	13.01	Dover Place		34850 Lake Shore Boulevard	Eastlake	Lake	OH	44095	1986	NAP	229	Units	54,837		T-12 10/31/2016	1,767,475	596,050	1,171,425
Property	13.02	Cedarwood		1306 Cedarbrook Court	Goshen	Elkhart	IN	46526	1984	NAP	90	Units	44,178		T-12 10/31/2016	652,698	261,840	390,858
Property	13.03	Willowood		220 Tupelo Trail	Frankfort	Franklin	KY	40601	1984	NAP	110	Units	36,146		T-12 10/31/2016	727,302	311,405	415,897
Property	13.04	Amberidge		32864 Amberidge Drive	Roseville	Macomb	MI	48066	1985	NAP	45	Units	35,342		T-12 10/31/2016	354,076	187,957	166,119
Loan	14	Mariano’s Bronzeville	51.1%	3857 South Dr. Martin Luther King Drive	Chicago	Cook	IL	60653	2016	NAP	73,680	Sq. Ft.	258	L(25), YM1(91), O(4)	NAV	NAV	NAV	NAV
Loan	15	Plaza on 8th	57.0%	1417, 1425, 1457, 1469 and 1481 8th Avenue	Bethlehem	Lehigh	PA	18018	2010-2012	NAP	66,683	Sq. Ft.	255	L(24), D(92), O(4)	T-12 8/31/2016	1,742,107	231,328	1,510,779
Loan	16	Venice Portfolio	45.1%	Various	Venice	Los Angeles	CA	90291	Various	Various	19,041	Sq. Ft.	840	L(24), D(92), O(4)	12/31/2015	1,569,324	537,507	1,031,817
Property	16.01	425-431 Ocean Front Walk		425-431 Ocean Front Walk	Venice	Los Angeles	CA	90291	1940	2007	8,274	Sq. Ft.	894		12/31/2015	1,137,307	479,767	657,540
Property	16.02	80 Windward		80 Windward Avenue	Venice	Los Angeles	CA	90291	1905	2016	6,513	Sq. Ft.	737		12/31/2015	272,352	40,447	231,905
Property	16.03	1711-1715 Pacific Avenue		1711-1715 Pacific Avenue	Venice	Los Angeles	CA	90291	1950, 1962	NAP	4,254	Sq. Ft.	893		12/31/2015	159,665	17,293	142,372
Loan	17	Lubbock Parkade	52.2%	4413, 4415, 4417 South Loop 289 and 7020 Quaker Avenue	Lubbock	Lubbock	TX	79424	1985, 1987, 1988, 1991	NAP	160,555	Sq. Ft.	86	L(24), D(89), O(7)	T-12 9/30/2016	1,793,506	490,014	1,303,492
Loan	18	Residence Inn by Marriott LAX (33)(36)	54.0%	5933 West Century Boulevard	Los Angeles	Los Angeles	CA	90045	1982	2015	231	Rooms	229,917	L(31), D(85), O(4)	T-12 9/30/2016	16,862,677	10,346,379	6,516,298
Loan	19	Kirlin Industries	59.4%	501-515 Dover Road	Rockville	Montgomery	MD	20850	1999	NAP	95,000	Sq. Ft.	139	L(24), D(92), O(4)	NAV	NAV	NAV	NAV
Loan	20	2500 Sweetwater Springs	53.0%	2500 Sweetwater Springs Boulevard	Spring Valley	San Diego	CA	91978	1971	2005	175,600	Sq. Ft.	59	L(24), D(92), O(4)	T-12 9/30/2016	1,249,870	328,311	921,559
Loan	21	Duravant FMH Conveyors	57.0%	9701 East Highland Drive	Jonesboro	Craighead	AR	72401	2016	NAP	195,000	Sq. Ft.	45	YM1(24), DorYM1(92), O(4)	NAP	NAP	NAP	NAP
Loan	22	Gander Mountain	58.0%	2701 South Jack Kultgen Expressway	Waco	McLennan	TX	76706	2014	NAP	52,000	Sq. Ft.	146	L(26), D(91), O(3)	12/31/2015	780,000	0	780,000
Loan	23	Fresenius Cleveland	59.6%	2429 Martin Luther King, Jr. Boulevard	Cleveland	Cuyahoga	OH	44120	2016	NAP	31,365	Sq. Ft.	223	L(25), D(92), O(3)	NAP	NAP	NAP	NAP
Loan	24	Shopko Neenah	51.6%	699 South Green Bay Road	Neenah	Winnebago	WI	54956	1989	2003	94,225	Sq. Ft.	70	L(24), D(91), O(5)	NAV	NAV	NAV	NAV
Loan	25	Altama Village	54.5%	40-112 Altama Village Drive	Brunswick	Glynn	GA	31525	1992	NAP	80,260	Sq. Ft.	75	L(24), D(92), O(4)	12/31/2015	637,756	133,472	504,284
Loan	26	KB Texas Dialysis Portfolio	59.3%	Various	Various	Various	TX	Various	2015	NAP	16,720	Sq. Ft.	356	L(25), D(92), O(3)	NAV	NAV	NAV	NAV
Property	26.01	Fresenius Houston		4810 East Sam Houston Parkway North	Houston	Harris	TX	77015	2015	NAP	8,403	Sq. Ft.	364		NAV	NAV	NAV	NAV
Property	26.02	Fresenius Crockett		2001 East Bowie Avenue	Crockett	Houston	TX	75835	2015	NAP	8,317	Sq. Ft.	347		NAV	NAV	NAV	NAV
Loan	27	Shopko Winona	51.2%	405 Cottonwood Drive	Winona	Winona	MN	55987	1986	1995	84,375	Sq. Ft.	64	L(24), D(91), O(5)	NAV	NAV	NAV	NAV
Loan	28	Leisure Village MHC	56.2%	4711 Walnut Road	Buckeye Lake	Licking	OH	43008	1970	NAP	269	Pads	18,401	L(24), D(92), O(4)	T-12 9/30/2016	944,052	363,343	580,709
Loan	29	Rock Springs Retail Portfolio	54.7%	Various	Rock Springs	Sweetwater	WY	82901	Various	NAP	28,788	Sq. Ft.	141	L(24), D(91), O(5)	12/31/2015	447,931	107,281	340,650
Property	29.01	1977 Dewar Drive		1977 Dewar Drive	Rock Springs	Sweetwater	WY	82901	2006	NAP	15,623	Sq. Ft.	151		12/31/2015	287,460	58,001	229,459
Property	29.02	101 Gateway Blvd.		101 Gateway Boulevard	Rock Springs	Sweetwater	WY	82901	2004	NAP	13,165	Sq. Ft.	128		12/31/2015	160,471	49,280	111,191
Loan	31	Sunrise Plaza	58.3%	31070-31182 Cortez Boulevard	Brooksville	Hernando	FL	34602	1991	NAP	86,815	Sq. Ft.	43	L(25), D(91), O(4)	T-12 8/31/2016	584,588	237,126	347,462
Loan	30	The Shoppes at Lakeline	51.7%	14009 Research Boulevard	Austin	Williamson	TX	78717	2015	NAP	9,800	Sq. Ft.	378	L(25), D(91), O(4)	NAV	NAV	NAV	NAV
Loan	32	Oswego Commons	51.6%	2800 US Highway 34	Oswego	Kendall	IL	60543	2016	NAP	11,010	Sq. Ft.	295	L(25), D(91), O(4)	NAP	NAP	NAP	NAP
Loan	33	The Orchards Shopping Center	57.2%	1954 Vandalia Street	Collinsville	Madison	IL	62234	1961	NAP	67,807	Sq. Ft.	47	L(24), D(92), O(4)	T-12 9/30/2016	489,966	179,081	310,884
Loan	34	JR Automation	52.0%	4190 Sunnyside Drive	Holland	Ottawa	MI	49424	1999	2016	88,259	Sq. Ft.	30	L(24), D(92), O(4)	NAV	NAV	NAV	NAV
Loan	35	Walgreens Adrian, MI	32.0%	706 South Main Street	Adrian	Lenawee	MI	49221	2002	NAP	13,650	Sq. Ft.	170	L(25), D(92), O(3)	NAV	NAV	NAV	NAV
Loan	36	Shoppes of New Philadelphia	53.5%	503-515 Mill Avenue Southeast	New Philadelphia	Tuscarawas	OH	44663	2007	NAP	14,959	Sq. Ft.	125	L(24), D(91), O(5)	T-12 9/30/2016	228,174	77,534	150,640
Loan	37	Show Low Retail	56.7%	5551 South White Mountain Road	Show Low	Navajo	AZ	85901	2016	NAP	6,405	Sq. Ft.	265	L(24), D(32), O(4)	NAV	NAV	NAV	NAV

A-1-3

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease
Flag	ID	Property Name	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield (12)	Debt Yield (12)	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF($)	Interest(21)	Expiration
Loan	1	Hilton Hawaiian Village (33)(34)	12/31/2015	366,791,222	223,381,851	143,409,371	12/31/2014	346,089,627	212,385,223	133,704,404	21.2%	19.0%	247,034,700	374,437,742	226,873,258	147,564,484	14,977,510		132,586,975	Fee Simple/Leasehold	07/31/2035
Loan	2	25 Senate Place Jersey City (35)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	8.9%	8.8%	6,892,320	6,918,215	1,942,766	4,975,448	53,000		4,922,448	Fee Simple
Loan	3	Google Kirkland Campus Phase II (33)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.8%	9.5%	7,419,939	9,585,766	2,460,526	7,125,240	36,169	180,844	6,908,227	Fee Simple
Loan	4	Fresno Fashion Fair (33)	12/31/2015	33,828,407	5,653,404	28,175,003	12/31/2014	32,794,192	6,442,884	26,351,308	8.1%	7.8%	22,735,674	32,392,464	6,099,950	26,292,514	70,335	922,954	25,299,225	Fee Simple
Loan	5	Potomac Mills (33)(34)	12/31/2015	53,336,259	14,386,618	38,949,641	12/31/2014	52,996,465	15,601,250	37,395,215	13.9%	13.3%	34,330,601	53,920,492	13,594,604	40,325,888	322,385	1,289,527	38,713,977	Fee Simple
Loan	6	681 Fifth Avenue (33)	12/31/2015	17,291,494	2,987,449	14,304,045	12/31/2014	16,950,567	2,815,068	14,135,499	7.3%	7.0%	17,540,062	20,376,202	4,785,552	15,590,650	15,389	553,128	15,022,133	Fee Simple
Loan	7	Walgreens Net Lease Portfolio 3	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	9.5%	9.4%	3,288,760	3,190,098	63,802	3,126,296	29,698		3,096,598	Fee Simple
Property	7.01	Walgreens - Nashville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			382,395	370,923	7,418	363,505	3,276		360,229	Fee Simple
Property	7.02	Walgreens - Munford	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			339,907	329,710	6,594	323,116	2,912		320,204	Fee Simple
Property	7.03	Walgreens - Cordova	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			336,307	326,217	6,524	319,693	3,024		316,669	Fee Simple
Property	7.04	Walgreens - Omaha	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			330,231	320,324	6,406	313,918	3,136		310,782	Fee Simple
Property	7.05	Walgreens - Newport	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			329,634	319,745	6,395	313,350	2,964		310,386	Fee Simple
Property	7.06	Walgreens - Newberry	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			322,294	312,625	6,253	306,373	2,898		303,475	Fee Simple
Property	7.07	Walgreens - Yankton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			320,737	311,115	6,222	304,892	2,884		302,008	Fee Simple
Property	7.08	Walgreens - Pierre	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			320,497	310,882	6,218	304,664	2,910		301,754	Fee Simple
Property	7.09	Walgreens - Manchester	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			303,610	294,502	5,890	288,612	2,730		285,882	Fee Simple
Property	7.10	Walgreens - Lexington	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			303,149	294,055	5,881	288,173	2,964		285,209	Fee Simple
Loan	8	FedEx Distribution Portfolio	12/31/2014	2,915,376	29,154	2,886,222	12/31/2013	2,915,376	29,154	2,886,222	9.2%	8.4%	3,113,107	2,957,452	29,575	2,927,877	65,789	175,437	2,686,652	Fee Simple
Property	8.01	Athens	12/31/2014	1,254,960	12,550	1,242,410	12/31/2013	1,254,960	12,550	1,242,410			1,389,223	1,319,762	13,198	1,306,565	21,033	56,087	1,229,445	Fee Simple
Property	8.02	Middleboro	12/31/2014	593,436	5,934	587,502	12/31/2013	593,436	5,934	587,502			685,416	651,145	6,511	644,634	10,971	29,255	604,408	Fee Simple
Property	8.03	New Stanton	12/31/2014	607,668	6,077	601,591	12/31/2013	607,668	6,077	601,591			579,156	550,199	5,502	544,697	21,148	56,394	467,155	Fee Simple
Property	8.04	Cambridge	12/31/2014	459,312	4,593	454,719	12/31/2013	459,312	4,593	454,719			459,312	436,346	4,363	431,982	12,638	33,701	385,644	Fee Simple
Loan	9	Library Hotel	12/31/2015	8,909,581	5,501,977	3,407,604	12/31/2014	8,940,271	5,383,997	3,556,274	10.4%	9.3%	7,874,242	8,992,447	5,761,337	3,231,110	359,698		2,871,412	Fee Simple
Loan	10	Walgreens Net Lease Portfolio 2	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	9.5%	9.4%	3,010,585	2,920,267	58,405	2,861,862	27,153		2,834,709	Fee Simple
Property	10.01	Walgreens - St. Louis	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			365,738	354,766	7,095	347,670	3,267		344,403	Fee Simple
Property	10.02	Walgreens - Brooklyn Park	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			340,956	330,727	6,615	324,113	3,024		321,089	Fee Simple
Property	10.03	Walgreens - Woodbury	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			340,956	330,727	6,615	324,113	3,024		321,089	Fee Simple
Property	10.04	Walgreens - Saint Peters	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			335,353	325,293	6,506	318,787	3,024		315,763	Fee Simple
Property	10.05	Walgreens - Lake St. Louis	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			329,979	320,080	6,402	313,678	2,964		310,714	Fee Simple
Property	10.06	Walgreens - Pineville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			329,634	319,745	6,395	313,350	2,964		310,386	Fee Simple
Property	10.07	Walgreens - St. Joseph	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			325,532	315,766	6,315	309,451	2,964		306,487	Fee Simple
Property	10.08	Walgreens - Shepherdsville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			322,294	312,625	6,253	306,373	2,898		303,475	Fee Simple
Property	10.09	Walgreens - Paducah	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV			320,143	310,538	6,211	304,328	3,024		301,304	Fee Simple
Loan	11	Lennox Shopping Center	12/31/2015	3,343,547	1,248,626	2,094,921	12/31/2014	3,314,681	1,172,088	2,142,593	9.9%	9.1%	2,641,757	3,545,963	1,278,088	2,267,876	36,587	130,000	2,101,289	Fee Simple
Loan	12	Embassy Suites Ayrsley Charlotte	NAV	NAV	NAV	NAV	NAP	NAP	NAP	NAP	12.8%	10.9%	6,788,617	8,466,760	5,600,071	2,866,689	423,338		2,443,351	Fee Simple
Loan	13	Melohn Multifamily Portfolio I	12/31/2015	3,381,154	1,459,974	1,921,180	12/31/2014	3,234,669	1,371,084	1,863,585	9.6%	8.9%	3,362,737	3,488,816	1,368,556	2,120,259	151,206		1,969,053	Fee Simple
Property	13.01	Dover Place	12/31/2015	1,668,295	607,547	1,060,748	12/31/2014	1,585,785	593,703	992,082			1,684,473	1,766,265	595,932	1,170,333	73,051		1,097,282	Fee Simple
Property	13.02	Cedarwood	12/31/2015	656,817	265,287	391,530	12/31/2014	634,714	271,714	363,000			595,956	643,058	261,548	381,510	28,710		352,800	Fee Simple
Property	13.03	Willowood	12/31/2015	692,599	374,332	318,267	12/31/2014	694,332	310,488	383,844			724,179	726,316	323,014	403,301	35,090		368,211	Fee Simple
Property	13.04	Amberidge	12/31/2015	363,443	212,808	150,635	12/31/2014	319,838	195,179	124,659			358,128	353,178	188,062	165,115	14,355		150,760	Fee Simple
Loan	14	Mariano’s Bronzeville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.5%	10.5%	2,107,248	2,044,031	40,881	2,003,150	7,368		1,995,782	Fee Simple
Loan	15	Plaza on 8th	12/31/2015	1,765,200	293,436	1,471,765	12/31/2014	1,649,646	265,571	1,384,075	9.5%	9.2%	1,482,498	1,841,525	222,512	1,619,014	10,015	43,069	1,565,930	Fee Simple
Loan	16	Venice Portfolio	12/31/2014	1,709,295	561,027	1,148,268	12/31/2013	1,468,352	555,467	912,886	10.2%	9.9%	1,834,084	1,995,561	362,360	1,633,202	8,258	36,485	1,588,460	Fee Simple
Property	16.01	425-431 Ocean Front Walk	12/31/2014	1,173,671	516,764	656,907	12/31/2013	968,558	499,476	469,082			944,784	941,377	183,298	758,080	6,104	6,875	745,101	Fee Simple
Property	16.02	80 Windward	12/31/2014	326,482	25,347	301,135	12/31/2013	305,254	29,751	275,503			479,308	567,098	101,121	465,977	1,303	17,911	446,763	Fee Simple
Property	16.03	1711-1715 Pacific Avenue	12/31/2014	209,142	18,916	190,226	12/31/2013	194,540	26,240	168,301			409,992	487,086	77,941	409,145	851	11,699	396,596	Fee Simple
Loan	17	Lubbock Parkade	12/31/2015	1,745,189	442,756	1,302,433	12/31/2014	1,642,451	452,384	1,190,067	10.2%	9.5%	1,586,565	1,911,913	505,262	1,406,651	24,083	78,161	1,304,407	Fee Simple
Loan	18	Residence Inn by Marriott LAX (33)(36)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	11.9%	10.6%	14,864,402	16,817,010	10,521,958	6,295,052	672,680		5,622,371	Leasehold	12/31/2114
Loan	19	Kirlin Industries	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	9.6%	9.1%	1,448,750	1,303,875	39,116	1,264,759	14,250	47,500	1,203,009	Fee Simple
Loan	20	2500 Sweetwater Springs	12/31/2015	1,169,220	349,968	819,252	12/31/2014	786,662	174,143	612,519	10.8%	9.5%	1,401,129	1,448,477	329,440	1,119,036	43,900	87,800	987,336	Fee Simple
Loan	21	Duravant FMH Conveyors	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.4%	9.8%	988,650	1,110,574	205,711	904,862	9,750	36,461	858,651	Fee Simple
Loan	22	Gander Mountain	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	9.5%	9.0%	780,000	741,000	14,820	726,180	7,800	33,800	684,580	Fee Simple
Loan	23	Fresenius Cleveland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.2%	8.7%	684,583	1,004,552	360,598	643,954	3,137	31,365	609,453	Fee Simple
Loan	24	Shopko Neenah	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	10.5%	9.7%	749,333	711,866	14,237	697,629	18,845	37,690	641,094	Fee Simple
Loan	25	Altama Village	12/31/2014	515,778	150,353	365,426	12/31/2013	363,169	122,108	241,061	10.9%	9.9%	778,789	825,482	172,981	652,502	16,052	40,130	596,321	Fee Simple
Loan	26	KB Texas Dialysis Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9.6%	9.3%	604,551	664,674	91,552	573,121	1,672	16,720	554,729	Fee Simple
Property	26.01	Fresenius Houston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			296,912	309,012	27,188	281,824	840	8,403	272,581	Fee Simple
Property	26.02	Fresenius Crockett	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP			307,639	355,661	64,364	291,297	832	8,317	282,148	Fee Simple
Loan	27	Shopko Winona	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	10.7%	9.7%	616,797	585,958	11,719	574,238	16,875	33,750	523,613	Fee Simple
Loan	28	Leisure Village MHC	12/31/2015	885,223	389,836	495,386	12/31/2014	846,190	450,060	396,130	10.9%	10.6%	791,136	937,038	398,450	538,588	13,450		525,138	Fee Simple
Loan	29	Rock Springs Retail Portfolio	12/31/2014	420,198	121,889	298,309	NAV	NAV	NAV	NAV	10.6%	9.9%	476,768	527,758	99,462	428,295	5,477	20,180	402,638	Fee Simple
Property	29.01	1977 Dewar Drive	12/31/2014	291,178	71,144	220,034	NAV	NAV	NAV	NAV			276,245	306,553	58,763	247,790	2,968	10,936	233,885	Fee Simple
Property	29.02	101 Gateway Blvd.	12/31/2014	129,020	50,745	78,275	NAV	NAV	NAV	NAV			200,523	221,205	40,699	180,505	2,509	9,244	168,753	Fee Simple
Loan	31	Sunrise Plaza	12/31/2015	573,422	230,736	342,686	12/31/2014	552,764	223,717	329,047	10.7%	9.2%	692,592	607,388	209,718	397,670	17,363	39,067	341,241	Fee Simple
Loan	30	The Shoppes at Lakeline	NAV	NAV	NAV	NAV	NAP	NAP	NAP	NAP	10.0%	9.7%	421,071	527,613	157,185	370,429	1,960	9,800	358,669	Fee Simple
Loan	32	Oswego Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	11.9%	11.3%	418,505	511,084	125,038	386,045	2,753	16,515	366,778	Fee Simple
Loan	33	The Orchards Shopping Center	12/31/2015	443,166	165,374	277,792	12/31/2014	370,294	221,898	148,396	11.4%	10.4%	428,726	512,177	147,565	364,612	13,561	21,119	329,931	Fee Simple
Loan	34	JR Automation	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	13.1%	11.4%	381,200	362,140	10,864	351,275	17,652	26,478	307,146	Fee Simple
Loan	35	Walgreens Adrian, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	13.8%	13.4%	349,000	331,550	10,630	320,921	3,151	6,825	310,944	Fee Simple
Loan	36	Shoppes of New Philadelphia	12/31/2015	188,103	62,830	125,273	12/31/2014	194,851	103,979	90,872	10.2%	9.5%	220,309	261,532	70,835	190,697	4,637	7,480	178,580	Fee Simple
Loan	37	Show Low Retail	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	10.6%	10.2%	193,246	230,367	50,527	179,840	1,281	4,804	173,756	Fee Simple

A-1-4

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Property			Ground Lease			Lease			Lease			Lease			Lease
Flag	ID	Property Name	Extension Terms	Largest Tenant (22)(23)(24)(25)(26)(27)	Sq. Ft.	Expiration (25)	2nd Largest Tenant (22)(24)(25)(26)	Sq. Ft.	Expiration (25)	3rd Largest Tenant (22)(24)	Sq. Ft.	Expiration	4th Largest Tenant(24)(25)(27)	Sq. Ft.	Expiration (25)	5th Largest Tenant(24)	Sq. Ft.
Loan	1	Hilton Hawaiian Village (33)(34)	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	2	25 Senate Place Jersey City (35)		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	Google Kirkland Campus Phase II (33)		Google	125,520	11/30/2027	Google	55,324	01/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	Fresno Fashion Fair (33)		JCPenney	153,769	11/30/2017	Victoria’s Secret	14,530	01/31/2027	Love Culture	14,135	10/31/2020	Bank of the West	14,114	12/31/2018	Anthropologie	10,928
Loan	5	Potomac Mills (33)(34)		Costco Warehouse	148,146	05/31/2032	JCPenney	100,140	02/28/2022	AMC Theatres	75,273	02/28/2019	Buy Buy Baby/and That!	73,432	01/31/2025	Marshalls	61,763
Loan	6	681 Fifth Avenue (33)		Tommy Hilfiger	22,510	05/31/2023	Belstaff USA	17,505	04/04/2022	Vera Bradley	5,877	03/31/2026	Vision Capital	5,835	06/30/2018	Global Thematic Partners	5,835
Loan	7	Walgreens Net Lease Portfolio 3
Property	7.01	Walgreens - Nashville		Walgreens	16,380	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.02	Walgreens - Munford		Walgreens	14,560	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.03	Walgreens - Cordova		Walgreens	15,120	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.04	Walgreens - Omaha		Walgreens	15,680	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.05	Walgreens - Newport		Walgreens	14,820	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.06	Walgreens - Newberry		Walgreens	14,490	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.07	Walgreens - Yankton		Walgreens	14,420	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.08	Walgreens - Pierre		Walgreens	14,550	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.09	Walgreens - Manchester		Walgreens	13,650	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	7.10	Walgreens - Lexington		Walgreens	14,820	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	FedEx Distribution Portfolio
Property	8.01	Athens		FedEx Ground	140,218	08/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.02	Middleboro		FedEx Ground	73,137	05/31/2020	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.03	New Stanton		FedEx Ground	140,985	08/31/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	8.04	Cambridge		FedEx Ground	84,252	09/14/2020	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	9	Library Hotel		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	10	Walgreens Net Lease Portfolio 2
Property	10.01	Walgreens - St. Louis		Walgreens	16,335	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.02	Walgreens - Brooklyn Park		Walgreens	15,120	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.03	Walgreens - Woodbury		Walgreens	15,120	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.04	Walgreens - Saint Peters		Walgreens	15,120	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.05	Walgreens - Lake St. Louis		Walgreens	14,820	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.06	Walgreens - Pineville		Walgreens	14,820	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.07	Walgreens - St. Joseph		Walgreens	14,820	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.08	Walgreens - Shepherdsville		Walgreens	14,490	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	10.09	Walgreens - Paducah		Walgreens	15,120	11/30/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	Lennox Shopping Center		Tom Thumb	70,658	07/12/2018	Salon D’ Elegance	7,943	04/30/2018	The String Bean Restaurant	5,721	09/30/2020	J’s Hallmark	4,674	MTM	Aqua Tots Swim School	4,517
Loan	12	Embassy Suites Ayrsley Charlotte		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	13	Melohn Multifamily Portfolio I
Property	13.01	Dover Place		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.02	Cedarwood		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.03	Willowood		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	13.04	Amberidge		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Mariano’s Bronzeville		Mariano’s Fresh Market	73,680	10/31/2036	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	15	Plaza on 8th		St. Luke’s Physician Group	20,600	05/31/2030	Etowah Dialysis, LLC	13,983	09/30/2031	St. Luke’s Hospital of Bethlehem	13,373	03/31/2033	CVS Pharmacy	12,900	01/31/2036	PNC Bank, National Association	3,710
Loan	16	Venice Portfolio
Property	16.01	425-431 Ocean Front Walk		Fig Tree Restaurant	2,000	08/31/2035	Rachel Lee	500	12/31/2016	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	16.02	80 Windward		Snapchat	3,600	02/28/2021	Bank of Venice	1,913	05/31/2019	Eggslut	1,000	10/31/2023	NAP	NAP	NAP	NAP	NAP
Property	16.03	1711-1715 Pacific Avenue		Toca Madera	2,126	03/31/2021	Fig Tree Restaurant	1,128	08/31/2028	Paper Scissors Rock Hair Salon	1,000	12/31/2018	NAP	NAP	NAP	NAP	NAP
Loan	17	Lubbock Parkade		Stein Mart	41,922	10/31/2025	Hobby Lobby	40,000	12/31/2020	TJMaxx	30,754	03/31/2025	Tuesday Morning	13,000	03/31/2027	Just Brakes	6,563
Loan	18	Residence Inn by Marriott LAX (33)(36)	None	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Kirlin Industries		Kirlin Group, LLC	95,000	06/30/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	2500 Sweetwater Springs		Layfield Environmental	67,344	08/31/2019	Tru-Duct, Inc.	36,250	05/31/2023	Raphael’s Inc.	27,899	05/31/2017	United Site Services of California	10,800	12/31/2020	Henkels & McCoy Inc	9,558
Loan	21	Duravant FMH Conveyors		FMH Conveyors, LLC	195,000	10/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	22	Gander Mountain		Gander Mountain	52,000	10/31/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	23	Fresenius Cleveland		Fresenius Medical Care	31,365	10/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Shopko Neenah		Shopko Stores Operating Co., LLC	94,225	12/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	25	Altama Village		Harbor Freight	15,038	01/31/2024	Sav-a-Lot	15,000	12/31/2017	Citi Trends	12,519	09/30/2020	Staples	12,350	12/31/2023	Party City	11,130
Loan	26	KB Texas Dialysis Portfolio
Property	26.01	Fresenius Houston		Fresenius Medical Care	8,403	11/30/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	26.02	Fresenius Crockett		Fresenius Medical Care	8,317	01/05/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	27	Shopko Winona		Shopko Stores Operating Co., LLC	84,375	12/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Leisure Village MHC		NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	29	Rock Springs Retail Portfolio
Property	29.01	1977 Dewar Drive		Alliance Physical Therapy	3,375	12/31/2020	Solar Nails	2,450	10/31/2021	Tanning Salon	2,288	09/30/2019	Mystic Vapes	2,200	05/31/2020	Solar Nails	1,525
Property	29.02	101 Gateway Blvd.		Robert Jensen	3,000	04/01/2021	Payless	2,800	02/28/2018	Gamestop	1,825	01/31/2018	Little Caesars	1,500	12/31/2021	Wyoming Wireless	1,500
Loan	31	Sunrise Plaza		Winn-Dixie	43,750	04/10/2021	Jericho Road Ministries, Inc.	6,000	09/30/2017	C & J West Enterprises, Inc.	4,080	05/31/2019	Winn-Dixie Liquor Store	3,000	04/10/2021	WWYD Enterprises LLC	2,880
Loan	30	The Shoppes at Lakeline		AT&T Mobility	5,000	12/31/2025	Blaze Pizza	2,600	12/31/2025	Potbelly Sandwich Works	2,200	12/31/2025	NAP	NAP	NAP	NAP	NAP
Loan	32	Oswego Commons		AT&T Mobility	4,500	03/31/2026	Mattress Firm	4,000	04/30/2026	Five Guys	2,510	10/31/2026	NAP	NAP	NAP	NAP	NAP
Loan	33	The Orchards Shopping Center		Kroger	20,873	10/08/2023	Dollar General	11,000	12/31/2019	Rent-A-Center	8,000	01/31/2021	HSHS Medical Group, Inc.	4,000	11/30/2017	Bruce Gibson and Marla Gibson Sew Much Fun	4,000
Loan	34	JR Automation		JR Automation Technologies, LLC	88,259	01/31/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	35	Walgreens Adrian, MI		Walgreens	13,650	02/28/2078	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Shoppes of New Philadelphia		Verizon	4,120	12/31/2019	Sumo Hibachi	4,000	07/31/2025	Eagle Financial	2,377	07/07/2025	UPS Store	1,620	12/31/2017	Nails	1,492
Loan	37	Show Low Retail		Firehouse Subs	2,437	09/30/2026	Nationwide Vision	1,615	09/30/2026	Supercuts	1,178	08/31/2026	UPS Store	1,175	11/30/2026	NAP	NAP

A-1-5

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Lease		Occupancy	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance
Flag	ID	Property Name	Expiration	Occupancy	As-of Date	Reserves($)(29)	Reserves ($)(30)(31)	Reserves ($)(20)(29)	Reserves ($)(30)(31)	Reserves ($)(29)	Reserves ($)(30)	Reserves($)(29)
Loan	1	Hilton Hawaiian Village (33)(34)	NAP	94.6%	09/30/2016		Springing				Springing
Loan	2	25 Senate Place Jersey City (35)	NAP	97.0%	11/02/2016		4,417			121,975	60,981	62,039
Loan	3	Google Kirkland Campus Phase II (33)	NAP	100.0%	11/06/2016		Springing		Springing		Springing
Loan	4	Fresno Fashion Fair (33)	01/31/2017	88.2%	08/31/2016		Springing		Springing		Springing
Loan	5	Potomac Mills (33)(34)	01/31/2019	97.7%	09/20/2016		Springing		Springing		Springing
Loan	6	681 Fifth Avenue (33)	09/30/2017	90.8%	09/30/2016		1,376			848,821	151,575	106,910
Loan	7	Walgreens Net Lease Portfolio 3		100.0%	11/01/2016						Springing
Property	7.01	Walgreens - Nashville	NAP	100.0%	11/01/2016
Property	7.02	Walgreens - Munford	NAP	100.0%	11/01/2016
Property	7.03	Walgreens - Cordova	NAP	100.0%	11/01/2016
Property	7.04	Walgreens - Omaha	NAP	100.0%	11/01/2016
Property	7.05	Walgreens - Newport	NAP	100.0%	11/01/2016
Property	7.06	Walgreens - Newberry	NAP	100.0%	11/01/2016
Property	7.07	Walgreens - Yankton	NAP	100.0%	11/01/2016
Property	7.08	Walgreens - Pierre	NAP	100.0%	11/01/2016
Property	7.09	Walgreens - Manchester	NAP	100.0%	11/01/2016
Property	7.10	Walgreens - Lexington	NAP	100.0%	11/01/2016
Loan	8	FedEx Distribution Portfolio		100.0%	11/06/2016		5,482		14,620		Springing	81,679
Property	8.01	Athens	NAP	100.0%	11/06/2016
Property	8.02	Middleboro	NAP	100.0%	11/06/2016
Property	8.03	New Stanton	NAP	100.0%	11/06/2016
Property	8.04	Cambridge	NAP	100.0%	11/06/2016
Loan	9	Library Hotel	NAP	93.2%	08/31/2016		Springing			513,836	85,639	45,591
Loan	10	Walgreens Net Lease Portfolio 2		100.0%	11/01/2016						Springing
Property	10.01	Walgreens - St. Louis	NAP	100.0%	11/01/2016
Property	10.02	Walgreens - Brooklyn Park	NAP	100.0%	11/01/2016
Property	10.03	Walgreens - Woodbury	NAP	100.0%	11/01/2016
Property	10.04	Walgreens - Saint Peters	NAP	100.0%	11/01/2016
Property	10.05	Walgreens - Lake St. Louis	NAP	100.0%	11/01/2016
Property	10.06	Walgreens - Pineville	NAP	100.0%	11/01/2016
Property	10.07	Walgreens - St. Joseph	NAP	100.0%	11/01/2016
Property	10.08	Walgreens - Shepherdsville	NAP	100.0%	11/01/2016
Property	10.09	Walgreens - Paducah	NAP	100.0%	11/01/2016
Loan	11	Lennox Shopping Center	03/31/2025	94.4%	08/31/2016		2,287	16,800	10,833	563,662	51,242	69,862
Loan	12	Embassy Suites Ayrsley Charlotte	NAP	64.1%	09/30/2016		26,795				21,344	33,759
Loan	13	Melohn Multifamily Portfolio I		94.9%	11/04/2016		12,601			95,833	19,583	34,695
Property	13.01	Dover Place	NAP	94.8%	11/04/2016
Property	13.02	Cedarwood	NAP	97.8%	11/04/2016
Property	13.03	Willowood	NAP	92.7%	11/04/2016
Property	13.04	Amberidge	NAP	95.6%	11/04/2016
Loan	14	Mariano’s Bronzeville	NAP	100.0%	11/06/2016		614				Springing
Loan	15	Plaza on 8th	05/31/2030	96.8%	09/22/2016		835		Springing	5,142	723	7,321
Loan	16	Venice Portfolio		100.0%	11/14/2016		688		3,040	48,333	9,667	15,207
Property	16.01	425-431 Ocean Front Walk	NAP	100.0%	11/14/2016
Property	16.02	80 Windward	NAP	100.0%	11/14/2016
Property	16.03	1711-1715 Pacific Avenue	NAP	100.0%	11/14/2016
Loan	17	Lubbock Parkade	05/31/2017	99.3%	09/30/2016		2,007		6,690		18,961	50,451
Loan	18	Residence Inn by Marriott LAX (33)(36)	NAP	92.9%	09/30/2016		25,314			212,667	53,167	64,714
Loan	19	Kirlin Industries	NAP	100.0%	11/06/2016		Springing		Springing		Springing
Loan	20	2500 Sweetwater Springs	11/30/2019	90.6%	11/16/2016		3,658	440,000	Springing	32,019	10,673	6,647
Loan	21	Duravant FMH Conveyors	NAP	100.0%	11/06/2016		Springing		Springing		Springing
Loan	22	Gander Mountain	NAP	100.0%	11/06/2016		650				Springing	4,488
Loan	23	Fresenius Cleveland	NAP	100.0%	11/06/2016	31,365	Springing		Springing	132,346	24,063	1,236
Loan	24	Shopko Neenah	NAP	100.0%	11/06/2016		1,570		3,141		Springing	841
Loan	25	Altama Village	01/31/2025	98.5%	11/18/2016		1,338		Springing	14,384	4,795	13,939
Loan	26	KB Texas Dialysis Portfolio		100.0%	11/06/2016	16,720	Springing	250,000	Springing	29,593	2,690	1,772
Property	26.01	Fresenius Houston	NAP	100.0%	11/06/2016
Property	26.02	Fresenius Crockett	NAP	100.0%	11/06/2016
Loan	27	Shopko Winona	NAP	100.0%	11/06/2016		1,406		2,813		Springing	700
Loan	28	Leisure Village MHC	NAP	87.7%	11/01/2016		1,121			28,661	3,771	25,981
Loan	29	Rock Springs Retail Portfolio		100.0%	11/07/2016		456	50,000	1,682	6,000	3,000	5,435
Property	29.01	1977 Dewar Drive	09/30/2018	100.0%	11/07/2016
Property	29.02	101 Gateway Blvd.	04/30/2020	100.0%	11/07/2016
Loan	31	Sunrise Plaza	12/31/2018	79.7%	06/30/2016	150,000	Springing	200,000	Springing	77,167	5,936	15,383
Loan	30	The Shoppes at Lakeline	NAP	100.0%	10/14/2016		163				7,204	1,845
Loan	32	Oswego Commons	NAP	100.0%	10/25/2016		184			16,515	5,505
Loan	33	The Orchards Shopping Center	10/31/2020	85.3%	10/01/2016	50,000	Springing	175,000	Springing	2,765	1,728	3,525
Loan	34	JR Automation	NAP	100.0%	11/06/2016		Springing	850,000	Springing		Springing
Loan	35	Walgreens Adrian, MI	NAP	100.0%	11/06/2016						Springing	150
Loan	36	Shoppes of New Philadelphia	04/30/2018	100.0%	09/30/2016		386		623	9,804	1,634	1,858
Loan	37	Show Low Retail	NAP	100.0%	10/01/2016		107		400	1,333	333	2,108

A-1-6

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Monthly	Upfront	Upfront	Monthly	Other
Property			Insurance	Engineering	Other	Other	Reserves
Flag	ID	Property Name	Reserves ($)(30)(31)	Reserve($)(29)	Reserves ($)(29)	Reserves ($)(30)(31)	Description(19)(30)(31)
Loan	1	Hilton Hawaiian Village (33)(34)	Springing
Loan	2	25 Senate Place Jersey City (35)	12,408	9,375	3,978		Retail Abatement Reserve (Upfront: 3,978.08)
Loan	3	Google Kirkland Campus Phase II (33)	Springing		343,318	Springing	Rent Bridge Reserve (Upfront: 343,317.58); Major Tenant Reserve (Monthly: Springing)
Loan	4	Fresno Fashion Fair (33)	Springing
Loan	5	Potomac Mills (33)(34)	Springing
Loan	6	681 Fifth Avenue (33)	8,485		2,472,743	Springing	Unfunded Obligations Reserve (Upfront: 2,222,481); Rent Concession Reserve (250,262); Material Tenant TI/LC Reserve (Monthly: Springing)
Loan	7	Walgreens Net Lease Portfolio 3	Springing
Property	7.01	Walgreens - Nashville
Property	7.02	Walgreens - Munford
Property	7.03	Walgreens - Cordova
Property	7.04	Walgreens - Omaha
Property	7.05	Walgreens - Newport
Property	7.06	Walgreens - Newberry
Property	7.07	Walgreens - Yankton
Property	7.08	Walgreens - Pierre
Property	7.09	Walgreens - Manchester
Property	7.10	Walgreens - Lexington
Loan	8	FedEx Distribution Portfolio	6,807	8,375		Springing	Occupancy Reserve (Springing Monthly: Excess Cash)
Property	8.01	Athens
Property	8.02	Middleboro
Property	8.03	New Stanton
Property	8.04	Cambridge
Loan	9	Library Hotel	3,799
Loan	10	Walgreens Net Lease Portfolio 2	Springing
Property	10.01	Walgreens - St. Louis
Property	10.02	Walgreens - Brooklyn Park
Property	10.03	Walgreens - Woodbury
Property	10.04	Walgreens - Saint Peters
Property	10.05	Walgreens - Lake St. Louis
Property	10.06	Walgreens - Pineville
Property	10.07	Walgreens - St. Joseph
Property	10.08	Walgreens - Shepherdsville
Property	10.09	Walgreens - Paducah
Loan	11	Lennox Shopping Center	5,447			Springing	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	12	Embassy Suites Ayrsley Charlotte	3,069
Loan	13	Melohn Multifamily Portfolio I	8,674	111,644
Property	13.01	Dover Place
Property	13.02	Cedarwood
Property	13.03	Willowood
Property	13.04	Amberidge
Loan	14	Mariano’s Bronzeville	Springing			Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	15	Plaza on 8th	1,294			Springing	Condominium Common Charge Funds (Springing Monthly: 1/12 of the Condominium Common Charges); Material Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)
Loan	16	Venice Portfolio	2,919	12,250	500,000		Bank of Venice Reserve (Upfront: 500,000)
Property	16.01	425-431 Ocean Front Walk
Property	16.02	80 Windward
Property	16.03	1711-1715 Pacific Avenue
Loan	17	Lubbock Parkade	4,760	320,660	684,932	Springing	Unfunded Tenant Obligation Reserve (Upfront: 684,932.45); Material Tenant Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	18	Residence Inn by Marriott LAX (33)(36)	6,471		5,500,000	33,333	Ground Lease Reserve (Monthly: 33,333); Earn Out Reserve (Upfront: 5,500,000)
Loan	19	Kirlin Industries	Springing	145,721
Loan	20	2500 Sweetwater Springs	1,662	30,500	32,551	Springing	Elevator Fluid Removal Reserve (Upfront: 20,837.50); Rent Abatement Reserve (Upfront: 11,713.00); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	21	Duravant FMH Conveyors	Springing	6,250		Springing	Duravant Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	22	Gander Mountain	748			Springing	Rollover Reserve (Springing Monthly: Excess Cash Flow); Rent Concession Reserve (Future one-time deposit: Springing)
Loan	23	Fresenius Cleveland	618
Loan	24	Shopko Neenah	420			Springing	Major Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	25	Altama Village	1,742	23,625	787,430		Harbor Freight Rent Commencement Reserve (Upfront: 300,000); Harbor Freight TI Reimbursement Reserve (Upfront: 225,570)Harbor Freight Free Rent Reserve (Upfront: 161,860); Harbor Freight Lease Commencement Reserve (Upfront: 100,000)
Loan	26	KB Texas Dialysis Portfolio	886
Property	26.01	Fresenius Houston
Property	26.02	Fresenius Crockett
Loan	27	Shopko Winona	Springing
Loan	28	Leisure Village MHC	5,457	9,938	315,000		Excess Flood Insurance Reserve (Upfront: 315,000)
Loan	29	Rock Springs Retail Portfolio	665		356,006		Easement Holdback Reserve (Upfront: 227,898.09); Tenant Performance Reserve (Upfront: 100,000); Rent Concession Reserve (Upfront: 28,108)
Property	29.01	1977 Dewar Drive
Property	29.02	101 Gateway Blvd.
Loan	31	Sunrise Plaza	2,198
Loan	30	The Shoppes at Lakeline	461		3,500	Springing	AT&T Repair Reserve (Upfront: 3,500); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	32	Oswego Commons	461			Springing	Special Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	33	The Orchards Shopping Center	1,356	30,075	85,000	Springing	Cardinal Reserve Funds (Upfront: 85,000); Specified Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)
Loan	34	JR Automation	Springing
Loan	35	Walgreens Adrian, MI	150	4,125		Springing	Rollover Reserve (Springing Monthly: Excess Cash)
Loan	36	Shoppes of New Philadelphia	186	937	246,667	Springing	Japanese Steak House Tenant Earnout Reserve (Upfront: 200,000); Japanese Steak House Tenant Free Rent Reserve (Upfront: 46,667); Anchor Tenant Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	37	Show Low Retail	264		254,665	Springing	UPS Store Occupancy Reserve (Upfront: 145,000); Firehouse Subs TI Allowance (Upfront: 109,665); Rollover Reserve (Springing Monthly: Excess Cash Flow)

A-1-7

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			Environmental
Property			Report	Engineering	Loan
Flag	ID	Property Name	Date (32)	Report Date	Purpose	Sponsor(28)(37)
Loan	1	Hilton Hawaiian Village (33)(34)	10/17/2016	10/17/2016	Refinance	Park Intermediate Holdings LLC
Loan	2	25 Senate Place Jersey City (35)	10/25/2016	10/13/2016	Refinance	Arthur Johnson
Loan	3	Google Kirkland Campus Phase II (33)	08/02/2016	08/02/2016	Refinance	SRM Development, LLC
Loan	4	Fresno Fashion Fair (33)	09/06/2016	09/14/2016	Recapitalization	The Macerich Partnership, L.P.
Loan	5	Potomac Mills (33)(34)	09/16/2016	09/16/2016	Refinance	Simon Property Group, L.P.
Loan	6	681 Fifth Avenue (33)	10/03/2016	10/03/2016	Refinance	Robert Siegel
Loan	7	Walgreens Net Lease Portfolio 3			Acquisition	Cantor Fitzgerald Investors, LLC
Property	7.01	Walgreens - Nashville	10/03/2016	10/03/2016
Property	7.02	Walgreens - Munford	09/30/2016	10/04/2016
Property	7.03	Walgreens - Cordova	09/29/2016	10/03/2016
Property	7.04	Walgreens - Omaha	10/03/2016	10/06/2016
Property	7.05	Walgreens - Newport	10/04/2016	09/30/2016
Property	7.06	Walgreens - Newberry	10/07/2016	10/06/2016
Property	7.07	Walgreens - Yankton	10/04/2016	10/04/2016
Property	7.08	Walgreens - Pierre	10/05/2016	10/05/2016
Property	7.09	Walgreens - Manchester	10/05/2016	09/30/2016
Property	7.10	Walgreens - Lexington	09/30/2016	10/03/2016
Loan	8	FedEx Distribution Portfolio			Refinance	Jeno Guttman; Moses Mizrahi; Moshe Dov Schweid
Property	8.01	Athens	09/16/2016	09/16/2016
Property	8.02	Middleboro	09/16/2016	09/16/2016
Property	8.03	New Stanton	09/16/2016	09/16/2016
Property	8.04	Cambridge	09/16/2016	09/16/2016
Loan	9	Library Hotel	10/18/2016	10/12/2016	Refinance	Imrich Henry Kallan
Loan	10	Walgreens Net Lease Portfolio 2			Acquisition	Cantor Fitzgerald Investors, LLC
Property	10.01	Walgreens - St. Louis	10/03/2016	09/30/2016
Property	10.02	Walgreens - Brooklyn Park	10/03/2016	10/03/2016
Property	10.03	Walgreens - Woodbury	10/03/2016	10/03/2016
Property	10.04	Walgreens - Saint Peters	10/03/2016	09/30/2016
Property	10.05	Walgreens - Lake St. Louis	10/03/2016	09/30/2016
Property	10.06	Walgreens - Pineville	10/07/2016	09/30/2016
Property	10.07	Walgreens - St. Joseph	10/03/2016	10/06/2016
Property	10.08	Walgreens - Shepherdsville	10/25/2016	09/30/2016
Property	10.09	Walgreens - Paducah	10/05/2016	09/30/2016
Loan	11	Lennox Shopping Center	09/16/2016	09/16/2016	Refinance	Tri-State Commercial Associates
Loan	12	Embassy Suites Ayrsley Charlotte	08/03/2016	08/02/2016	Refinance	Thomas B. Henson
Loan	13	Melohn Multifamily Portfolio I			Refinance	Alfons Melohn
Property	13.01	Dover Place	11/17/2016	11/11/2016
Property	13.02	Cedarwood	11/11/2016	11/11/2016
Property	13.03	Willowood	11/16/2016	11/10/2016
Property	13.04	Amberidge	11/16/2016	11/10/2016
Loan	14	Mariano’s Bronzeville	10/21/2016	10/18/2016	Acquisition	Jerome Kessler
Loan	15	Plaza on 8th	10/10/2016	10/10/2016	Refinance	Dennis E. Benner
Loan	16	Venice Portfolio			Refinance	Jose Bunge
Property	16.01	425-431 Ocean Front Walk	08/22/2016	08/22/2016
Property	16.02	80 Windward	08/22/2016	08/22/2016
Property	16.03	1711-1715 Pacific Avenue	08/22/2016	08/22/2016
Loan	17	Lubbock Parkade	10/17/2016	10/17/2016	Refinance	Neil Ellis
Loan	18	Residence Inn by Marriott LAX (33)(36)	04/06/2016	04/27/2016	Refinance	Robert A. Alter
Loan	19	Kirlin Industries	10/27/2016	10/10/2016	Acquisition	New Mountain Net Lease Corporation
Loan	20	2500 Sweetwater Springs	11/09/2016	10/31/2016	Refinance	Theodore E. Gildred III
Loan	21	Duravant FMH Conveyors	10/14/2016	10/13/2016	Acquisition	New Mountain Net Lease Corporation
Loan	22	Gander Mountain	07/20/2016	07/20/2016	Acquisition	Robert E. Castells
Loan	23	Fresenius Cleveland	07/14/2016	07/14/2016	Acquisition	Louis J. Rogers
Loan	24	Shopko Neenah	10/27/2016	10/26/2016	Acquisition	Marsha D. Barker
Loan	25	Altama Village	10/20/2016	09/14/2016	Acquisition	Mark M. Salomon
Loan	26	KB Texas Dialysis Portfolio			Acquisition	Louis J. Rogers
Property	26.01	Fresenius Houston	10/07/2016	10/07/2016
Property	26.02	Fresenius Crockett	10/10/2016	10/07/2016
Loan	27	Shopko Winona	10/24/2016	10/24/2016	Acquisition	Marsha D. Barker
Loan	28	Leisure Village MHC	10/17/2016	10/17/2016	Refinance	Timothy H. Karagosian
Loan	29	Rock Springs Retail Portfolio			Refinance	Alan B. Schnur
Property	29.01	1977 Dewar Drive	10/10/2016	10/10/2016
Property	29.02	101 Gateway Blvd.	10/10/2016	10/10/2016
Loan	31	Sunrise Plaza	10/06/2016	10/04/2016	Acquisition	Boysie Siew; Mark M. Salomon; Ram P. Gupta
Loan	30	The Shoppes at Lakeline	08/19/2016	09/01/2016	Acquisition	Steve Silon; Audra Lee Silon; Steve Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988; Audra Lee Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988
Loan	32	Oswego Commons	09/27/2016	10/19/2016	Acquisition	Steve Silon; Audra Lee Silon; Steve Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988; Audra Lee Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988
Loan	33	The Orchards Shopping Center	09/15/2016	09/15/2016	Acquisition	Yechiel Rivlin; Samuel Brettler
Loan	34	JR Automation	10/21/2016	10/20/2016	Acquisition	New Mountain Net Lease Corporation
Loan	35	Walgreens Adrian, MI	09/16/2016	09/07/2016	Acquisition	Mark Rubin
Loan	36	Shoppes of New Philadelphia	10/03/2016	10/03/2016	Refinance	Edward K. Arndt
Loan	37	Show Low Retail	10/06/2016	10/06/2016	Refinance	BWL Investments, L.L.C.

A-1-8

CFCRE 2016-C7
ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

					Existing		Future Debt
Property					Additional Debt		Permitted
Flag	ID	Property Name	Guarantor (28)(37)	Previous Securitization	Amount	Existing Additional Debt Description (33)(34)(35)	Type (36)
Loan	1	Hilton Hawaiian Village (33)(34)	Park Intermediate Holdings LLC	Hilton USA Trust 2013-HLT	1,218,375,000	$639,975,000 Pari Passu Debt; $578,400,000 Subordinate Secured Debt	NAP
Loan	2	25 Senate Place Jersey City (35)	Arthur Johnson		10,000,000	Mezzanine Debt	NAP
Loan	3	Google Kirkland Campus Phase II (33)	Bryan P. Stone; James D. Rivard; Dee J. McGonigle III; Trevor Ashenbrener; Ryan Leong		22,500,000	Pari Passu Debt	NAP
Loan	4	Fresno Fashion Fair (33)	The Macerich Partnership, L.P.		284,000,000	Pari Passu Debt	NAP
Loan	5	Potomac Mills (33)(34)	Simon Property Group, L.P.	LBUBS 2007-C6; WBCMT 2007-C33	375,500,000	$250,500,000 Pari Passu Debt; $125,000,000 Subordinate Secured Debt	NAP
Loan	6	681 Fifth Avenue (33)	Robert Siegel	RCMC 2012-CREL1; DBUBS 2011-LC1A	181,000,000	Pari Passu Debt	NAP
Loan	7	Walgreens Net Lease Portfolio 3	CF Real Estate Holdings, LLC			None	NAP
Property	7.01	Walgreens - Nashville
Property	7.02	Walgreens - Munford
Property	7.03	Walgreens - Cordova
Property	7.04	Walgreens - Omaha
Property	7.05	Walgreens - Newport
Property	7.06	Walgreens - Newberry
Property	7.07	Walgreens - Yankton
Property	7.08	Walgreens - Pierre
Property	7.09	Walgreens - Manchester
Property	7.10	Walgreens - Lexington
Loan	8	FedEx Distribution Portfolio	Jeno Guttman; Moses Mizrahi; Moshe Dov Schweid	LBUBS 2007-C2		None	NAP
Property	8.01	Athens
Property	8.02	Middleboro
Property	8.03	New Stanton
Property	8.04	Cambridge
Loan	9	Library Hotel	Imrich Henry Kallan	CSMC 2007-C3		None	NAP
Loan	10	Walgreens Net Lease Portfolio 2	CF Real Estate Holdings, LLC			None	NAP
Property	10.01	Walgreens - St. Louis
Property	10.02	Walgreens - Brooklyn Park
Property	10.03	Walgreens - Woodbury
Property	10.04	Walgreens - Saint Peters
Property	10.05	Walgreens - Lake St. Louis
Property	10.06	Walgreens - Pineville
Property	10.07	Walgreens - St. Joseph
Property	10.08	Walgreens - Shepherdsville
Property	10.09	Walgreens - Paducah
Loan	11	Lennox Shopping Center	Tri-State Commercial Associates			None	NAP
Loan	12	Embassy Suites Ayrsley Charlotte	Thomas B. Henson			None	NAP
Loan	13	Melohn Multifamily Portfolio I	Alfons Melohn	MLFT 2006-1		None	NAP
Property	13.01	Dover Place
Property	13.02	Cedarwood
Property	13.03	Willowood
Property	13.04	Amberidge
Loan	14	Mariano’s Bronzeville	Jerome Kessler			None	NAP
Loan	15	Plaza on 8th	Dennis E. Benner			None	NAP
Loan	16	Venice Portfolio	Jose Bunge			None	NAP
Property	16.01	425-431 Ocean Front Walk		JPMCC 2007-LD11
Property	16.02	80 Windward		CSMC 2007-C1
Property	16.03	1711-1715 Pacific Avenue
Loan	17	Lubbock Parkade	Neil Ellis	WBCMT 2007-C33		None	NAP
Loan	18	Residence Inn by Marriott LAX (33)(36)	Robert A. Alter; Robert A. Alter Trust Dated April 10, 2002		39,708,983	Pari Passu Debt	Mezzanine
Loan	19	Kirlin Industries	New Mountain Net Lease Corporation			None	NAP
Loan	20	2500 Sweetwater Springs	Theodore E. Gildred III			None	NAP
Loan	21	Duravant FMH Conveyors	New Mountain Net Lease Corporation			None	NAP
Loan	22	Gander Mountain	Robert E. Castells			None	NAP
Loan	23	Fresenius Cleveland	Louis J. Rogers			None	NAP
Loan	24	Shopko Neenah	Marsha D. Barker			None	NAP
Loan	25	Altama Village	Mark M. Salomon			None	NAP
Loan	26	KB Texas Dialysis Portfolio	Louis J. Rogers			None	NAP
Property	26.01	Fresenius Houston
Property	26.02	Fresenius Crockett
Loan	27	Shopko Winona	Marsha D. Barker			None	NAP
Loan	28	Leisure Village MHC	Timothy H. Karagosian	MSC 2006-IQ12		None	NAP
Loan	29	Rock Springs Retail Portfolio	Alan B. Schnur			None	NAP
Property	29.01	1977 Dewar Drive
Property	29.02	101 Gateway Blvd.
Loan	31	Sunrise Plaza	Boysie Siew; Mark M. Salomon; Ram P. Gupta			None	NAP
Loan	30	The Shoppes at Lakeline	Steve Silon; Audra Lee Silon; Steve Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988; Audra Lee Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988			None	NAP
Loan	32	Oswego Commons	Steve Silon; Audra Lee Silon; Steve Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988; Audra Lee Silon, as Trustee of The Steve Silon and Audra Lee Silon Family Trust dated June 29, 1988			None	NAP
Loan	33	The Orchards Shopping Center	Yechiel Rivlin; Samuel Brettler			None	NAP
Loan	34	JR Automation	New Mountain Net Lease Corporation			None	NAP
Loan	35	Walgreens Adrian, MI	Mark Rubin			None	NAP
Loan	36	Shoppes of New Philadelphia	Edward K. Arndt			None	NAP
Loan	37	Show Low Retail	BWL Investments, L.L.C.			None	NAP

A-1-9

CFCRE 2016-C7
FOOTNOTES TO ANNEX A-1

(1)	CCRE—Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; SG—Société Générale; UBSAG—UBS AG.

(2)	Loan No. 1 – Hilton Hawaiian Village – The Original Balance ($) and Cut-off Date Balance ($) of $56.625 million represents the non-controlling Note A-2-B-3 of a $1.275 billion whole loan evidenced by 21 promissory notes: 16 senior notes with an aggregate original principal balance of $696.6 million and five junior notes with an aggregate original principal balance of $578.4 million (the “Hilton Hawaiian Village Whole Loan”). The controlling pieces are five senior notes: Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D and Note A-1-E and all of the junior notes: Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5 and were contributed to the Hilton USA Trust 2016-HHV. Note A-2-A-1, Note A-2-A-2, Note A-2-A-3 and Note A-2-A-4 are held by JPMorgan Chase Bank, National Association. Note A-2-B-1 and Note A-2-B-2 are held by Deutsche Bank AG, New York Branch. Note A-2-D-1 and Note A-2-D-2 are held by Morgan Stanley Bank, N.A. Note A-2-E-1 and Note A-2-E-2 are held by Barclays Bank PLC.

Loan No. 3 – Google Kirkland Campus Phase II – The Original Balance ($) and Cut-off Date Balance ($) of $50.0 million represents the controlling Note A-1 of a $72.5 million whole loan evidenced by two pari passu notes (the “Google Kirkland Campus Phase II Whole Loan”). The related pari passu companion loan has an aggregate original principal balance of $22.5 million and is evidenced by the non-controlling Note A-2 which is held by CCRE and is expected to be contributed to one or more future mortgage trusts.

Loan No. 4 – Fresno Fashion Fair – The Original Balance ($) and Cut-off Date Balance ($) of $41.0 million represents $36.0 million non-controlling Note A-2-B and $5.0 million non-controlling Note A-2-D of a $325.0 million whole loan evidenced by seven pari passu notes. The related pari passu companion notes have an aggregate original principal balance of $284.0 million and are evidenced by controlling Note A-1-A , non-controlling Note A-1-B, non-controlling Note A-1-C, non-controlling Note A-2-A and non-controlling Note A-2-C. Controlling Note A-1-A was contributed to the JPMDB 2016-C4 mortgage trust and non-controlling Note A-1-B and non-controlling Note A-1-C are currently held by JPMorgan Chase Bank, National Association and are expected to be contributed to one or more future securitizations. Non-controlling Note A-2-A was contributed the CFCRE 2016-C6 mortgage trust and non-controlling Note A-2-C is currently held by Société Générale and is expected to be contributed to the CGCMT 2016-P6 mortgage trust.

Loan No. 5 – Potomac Mills – The Original Balance ($) and Cut-off Date Balance ($) of $40.5 million represents the $20.0 million non-controlling Note A-2, $12.75 million non-controlling Note A-3, and $7.75 million non-controlling Note A-8 of a $291.0 million whole loan evidenced by 10 pari passu notes. The related pari passu companion notes have an aggregate original principal balance of $250.5 million and are evidenced by seven notes including controlling Note A-1, non-controlling Note A-4, non-controlling Note A-5, non-controlling Note A-6, non-controlling Note A-7, non-controlling Note A-9 and non-controlling Note A-10. Controlling Note A-1 and non-controlling Note A-6 were contributed to the CFCRE 2016-C6 mortgage trust. Non-controlling Note A-7 was contributed to CGCMT 2016-C3. Non-controlling Note A-4 and non-controlling Note A-5 are held by Bank of America, N.A. and are expected to be contributed to one or more future securitizations. Non-controlling Note A-9 is held by Barclays Bank PLC and is expected to be contributed to the CGCMT 2016-P6 mortgage trust. Non-controlling Note A-10 is held by Barclays Bank PLC and is expected to be contributed to one or more future mortgage trusts.

Loan No. 6 – 681 Fifth Avenue – The Original Balance ($) of $34.0 million and Cut-off Date Balance ($) of $34.0 million represents the non-controlling Note A-2 and Note A-4 of an originally $215.0 million whole loan evidenced by six pari passu notes. The related pari passu companion loans have an aggregate original principal balance of $181.0 million and are evidenced by one controlling note (Note A-1) and three non-controlling notes (Note A-3, Note A-5 and Note A-6). Note A-1 is expected to be contributed to the MSC 2016-UBS12 mortgage trust.

Loan No. 18 – Residence Inn by Marriott LAX – The Original Balance ($) of $13.5 million and Cut-off Date Balance ($) of approximately $13.4 million represents the non-controlling Note A-3 of an originally $53.5 million whole loan evidenced by three pari passu notes (the “Residence Inn by Marriott LAX Whole Loan”). The related pari passu companion loans have an aggregate original principal balance of $40.0 million and are evidenced by one non-controlling note (Note A-1) and one controlling note (Note A-2). Note A-1 was contributed to the SGCMS 2016-C5 mortgage trust and Note A-2 was contributed to the CFCRE 2016-C6 mortgage trust.

A-1-10

(3)	With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut-off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

(4)	Loan No. 1 – Hilton Hawaiian Village – The borrower owns a (i) fee simple interest in 2,860 hotel rooms, (ii) a fee simple interest in approximately 130,489 sq. ft. of commercial and retail space and (iii) a leasehold interest in an approximately 5,900 sq. ft. apartment building with 45 rental units.

Loan No. 2 – 25 Senate Place Jersey City – The borrower owns a fee simple interest in (i) 265 units and (ii) 5,970 sq. ft. of ground floor commercial space.

Loan No. 16 – Venice Portfolio – 425-431 Ocean Front Walk – The borrowers own a fee simple interest in (i) 5,774 sq. ft. of multifamily space and (ii) 2,500 sq. ft. of retail space. Occupancy for the 425-431 Ocean Front Walk mortgage property represents the retail component only.

Loan No. 16 – Venice Portfolio – 80 Windward – The borrowers own a fee simple interest in (i) 3,600 sq. ft. of office space and (ii) 2,913 sq. ft. of retail space.

Loan No. 16 – Venice Portfolio – 1711-1715 Pacific Avenue – The borrowers own a fee simple interest in (i) 3,126 sq. ft. of retail space and (ii) 1,128 sq. ft. of office space.

(5)	Loan No. 2 – 25 Senate Place Jersey City – the Mortgaged Property is subject to restrictions, which among other things, limit access to and use of groundwater at the Mortgaged Property.

Loan No. 7 – Walgreens Net Lease Portfolio 3 - the Walgreens-Manchester, Walgreens-Nashville, Walgreens-Newport and Walgreens-Pierre Mortgaged Properties are subject to land use restrictions which, among other things, (i) prohibit the use of groundwater at the Mortgaged Properties and/or (ii) require the implementation and maintenance of caps or other engineering controls over the impacted soil, and/or (iii) require compliance with any and all applicable environmental laws to protect the health and safety of construction workers if impacted soil is encountered during any future construction activities.

Loan No. 14 – Mariano’s Bronzeville – the Mortgaged Property is subject to land use restrictions which, among other things (i) prohibit use of the Mortgaged Property for residential purposes, (ii) prohibit the use of the groundwater at the Mortgaged Property, (iii) require development of a worker safety plan prior to any excavation or construction activities and (iv) require the maintenance of engineering controls, including an asphalt barrier and concrete cap, over impacted soil.

Loan No. 33 – The Orchards Shopping Center – the Mortgaged Property is subject to that certain unrecorded Redevelopment and Economic Incentive Agreement which requires the continued use of the Mortgaged Property as a retail shopping center through July 18, 2021. This operating covenant was made of record in the vesting deed to the Borrower. The deed contains the operating covenant only and makes no reference to the Redevelopment and Economic Incentive Agreement.

Loan No. 34 – JR Automation – A portion of the Mortgaged Property is included on the National Wetlands Inventory. An area of the northern portion of the Mortgaged Property consisting of a freshwater pond is classified as federally regulated freshwater wetlands. The borrower is prohibited from any construction or renovation at the Mortgaged Property which might impact such wetlands as such acts are regulated by federal, state or local regulations.

Loan No. 35 – Walgreens Adrian, MI – The Mortgaged Property is subject to recorded land use restrictions which, among other things, (i) prohibit residential uses at the Mortgaged Property and (ii) limit access to or use of groundwater at the Mortgaged Property.

Loan No. 37 – Show Low Retail – The Mortgaged Property is subject to recorded restrictions that run with the land that (i) prohibit the use of the Mortgaged Property for, among other things, any non-retail use, any home improvement center, any medical or dental clinic over 3,500 square feet or any bank or credit union over 6,400 square feet, (ii) require the borrower to maintain the improvements at the Mortgaged Property pursuant to certain designated criteria approved by Home Depot U.S.A. Inc. (“Home Depot”), a prior owner of the Mortgaged Property and current adjacent property owner and (iii) require the approval of Home Depot for the construction and/or operation of any restaurant at the Mortgaged Property.

A-1-11

(6)	Loan No. 7 – Walgreens Net Lease Portfolio 3 – The Walgreens Net Lease Portfolio 3 Loan has an anticipated repayment date (“ARD”) of December 1, 2026 and a stated maturity date of December 1, 2031. Prior to the ARD, the Walgreens Net Lease Portfolio 3 Loan is interest only and accrues interest at a fixed rate of 4.5930%. From and after the ARD, the Walgreens Net Lease Portfolio 3 Loan interest rate will increase to 3.0000% per annum plus the greater of (i) 4.5930% or (ii) the 10 year swap yield as of the first business day after the ARD.

Loan No. 10 – Walgreens Net Lease Portfolio 2 – The Walgreens Net Lease Portfolio 2 Loan has an ARD of December 1, 2026 and a stated maturity date of December 1, 2031. Prior to the ARD, the Walgreens Net Lease Portfolio 2 Loan is interest only and accrues interest at a fixed rate of 4.5930%. From and after the ARD, the Walgreens Net Lease Portfolio 2 Loan interest rate will increase to 3.0000% per annum plus the greater of (i) 4.5930% or (ii) the 10 year swap yield as of the first business day after the ARD.

(7)	The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, asset representations reviewer fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement.

(8)	Loan No. 2 – 25 Senate Place Jersey City – The 25 Senate Place Jersey City Mortgage Loan amortizes on a planned amortization schedule provided in Annex E of this Prospectus. The planned amortization schedule was calculated based on the aggregate balance of the 25 Senate Place Jersey City Loan and the 25 Senate Place Jersey City mezzanine loan and a 30 year amortization schedule and a pro-rata allocation of principal between the 25 Senate Place Jersey City Loan and the 25 Senate Place Jersey City Mezzanine Loan. As such, the Cut-off Date Balance ($), Maturity or ARD Balance ($), Interest Rate, Original Amortization Term, Remaining Amortization Term, Monthly Debt Service ($), Annual Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR are based upon the planned amortization schedule. Underwritten NOI DSCR and Underwritten NCF DSCR shown in Annex A-1 were calculated using the sum of the principal and interest payments of the first 12 payments allocable to the Mortgage Loan following the Cut-off Date. The Monthly Debt Service ($) shown in Annex A-1 was calculated using the average of the principal and interest payments of the first 12 payments allocable to the Mortgage Loan following the Cut-off Date. Original Amortization Term and Remaining Amortization Term shown in Annex A-1 reflect the approximate amortization based on planned amortization schedule provided in Annex E.

(9)	Annual Debt Service ($), Monthly Debt Service ($), Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service ($), the average of such interest only payments).

(10)	“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(11)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash

A-1-12

as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(12)	Loan No. 1 – Hilton Hawaiian Village – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 3 – Google Kirkland Campus Phase II – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loan in the aggregate.

Loan No. 4 – Fresno Fashion Fair – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 5 – Potomac Mills – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 6 – 681 Fifth Avenue – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

Loan No. 18 – Residence Inn by Marriott LAX – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable Area (Sq. Ft./Units/Rooms/Pads) ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(13)	Loan No. 1 – Hilton Hawaiian Village – The Original Balance ($) and Cut-off Date Balance ($) of $56.625 million represents the non-controlling Note A-2-B-3, which together with 15 other pari passu Senior Loans have an aggregate original principal balance of $696.6 million, and five subordinate Junior Companion Loans, with an aggregate original principal balance of $578.4 million, comprise the Hilton Hawaiian Village Whole Loan with an aggregate original principal balance of $1.275 billion.

Loan No. 5 – Potomac Mills – The Original Balance ($) and Cut-off Date Balance ($) of $40.5 million represents the non-controlling Note A-2, non-controlling Note A-3 and non-controlling Note A-8, together with seven other pari passu senior loans, have an aggregate original principal balance of $291.0 million, and 10 subordinate junior companion loans, with an aggregate original principal balance of $125.0 million, comprise the Potomac Mills Whole Loan with an aggregate original principal balance of $416.0 million.

(14)	The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this preliminary prospectus.

(15)	Loan No. 18 – Residence Inn by Marriott LAX – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) with respect to the loan is based on the value of $82.5 million, which assumes the “As Stabilized” value as of March 1, 2017. The Cut-off Date LTV Ratio based on the $80.5 million “As Is” value is 66.0%.

Loan No. 25 – Altama Village – Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value ($) with respect to the loan is based on the value of $9.2 million, which assumes the “Prospective Value Upon

A-1-13

Completion/Stabilization” value as of February 1, 2017. The Cut-off Date LTV Ratio based on the $8.0 million “As Is” value is 75.0%.

(16)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1 (x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this preliminary prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this preliminary prospectus.

(17)	Loan No. 1 – Hilton Hawaiian Village – The borrower has the option of (a) prepayment in full together with the greater of 1% or yield maintenance or (b) defeasance in full. The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Defeasance of the full $1.275 billion Hilton Hawaiian Village Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 1, 2019. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 3 – Google Kirkland Campus Phase II – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2016. Prepayment of the $72.5 million Google Kirkland Campus Phase II Whole Loan is permitted in whole with payment of yield maintenance after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) December 6, 2019. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 4 – Fresno Fashion Fair – The borrower has the option of (a) prepayment in full together with the greater of 1% or yield maintenance or (b) defeasance in full. The lockout period for defeasance and yield maintenance will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Yield maintenance of the full $325.0 million Fresno Fashion Fair Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) October 6, 2019. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 5 – Potomac Mills – The lockout period for defeasance will be at least 25 payment dates beginning with and including the first payment date of December 1, 2016. Defeasance of the full $416.0 million Potomac Mills Whole Loan is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) October 5, 2019. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

Loan No. 6 – 681 Fifth Avenue – The lockout period will be at least 25 payment dates beginning with and including the first payment date of December 6, 2016. Defeasance of the full $215.0 million 681 Fifth Avenue Whole Loan is permitted after the date that is earlier to occur of (i) December 6, 2020 and (ii) two years after the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected CFCRE 2016-C7 securitization closing date in December 2016. The actual lockout period may be longer.

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(18)	Loan No. 1 – Hilton Hawaiian Village – At any time after the lockout period, the borrower may obtain the release of the Taran Outparcel or Retail Release Outparcel from the lien of the mortgage, so long as, among other things (i) no event of default has occurred and is continuing, (ii) following such release, the resort will remain in compliance with all applicable legal requirements including zoning and (iii) the borrower partially prepays the loan in accordance with the loan documents, in an amount equal to the applicable Release Price.

Loan No. 4 – Fresno Fashion Fair – At any time during the term of Fresno Fashion Fair Whole Loan, the borrower may obtain the release of any immaterial or non-income producing portions of the Mortgaged Property if among other conditions, (i) no event of default is continuing and no event of default would occur as a result of the release, (ii) the release would not materially affect revenues produced by the remaining improvements, and (iii) the LTV is not greater than 125%. Pursuant to the loan agreement, the borrower will have the ability to release the surface parking area surrounding the Forever 21 parcel as well the existing Macy’s Men’s & Children’s and the surrounding parking field without payment of any release price. In the event that following such release, Underwritten NOI is lower than immediately prior to such release; the borrower sponsor is required to enter into a master lease to supplement such deficiency.

Loan No. 5 – Potomac Mills – Any time during the term of the Potomac Mills Whole Loan, the borrower may obtain the release of immaterial or non-income producing portions of the Mortgaged Property, provided that no event of default has occurred and is continuing. If the tenant under the IKEA lease exercises its purchase option, the borrower may also obtain the release of the IKEA parcel without the consent of any person if the borrower delivers reasonably satisfactory evidence to the lender that the IKEA parcel has been subdivided from the remainder of the Mortgaged Property in accordance with applicable legal requirements and the remainder of the Mortgaged Property constitutes a separate tax lot.

Loan No. 7 – Walgreens Net Lease Portfolio 3 – Any time after the expiration of the lockout period the borrower may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower prepays the loan in accordance with the loan documents, in an amount equal to or greater than the Adjusted Release Amount, (iii) the DSCR for the remaining properties is not less than the greater of the DSCR for all of the properties then remaining subject to the liens of the security instruments (including the individual property requested to be released) immediately preceding such release and the DSCR on the closing date and (iv) payment of the applicable yield maintenance premium. At any time during the term of the loan, if with respect to an individual property, (i) a Go Dark Event or (ii) Fail to Restore Event has occurred, the borrower may obtain the release of an individual property provided, among other things, (i) the borrower prepays the loan in accordance with the loan documents, in an amount equal to or greater than the allocated loan amount and (ii) the borrower pays the applicable yield maintenance premium.

Loan No. 10 – Walgreens Net Lease Portfolio 2 – Any time after the expiration of the lockout period the borrower may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) no event of default has occurred and is continuing, (ii) the borrower prepays the loan in accordance with the loan documents, in an amount equal to or greater than the Adjusted Release Amount, (iii) the DSCR for the remaining properties is not less than the greater of the DSCR for all of the properties then remaining subject to the liens of the security instruments (including the individual property requested to be released) immediately preceding such release and the DSCR on the closing date and (iv) payment of the applicable yield maintenance premium. At any time during the term of the loan, if with respect to an individual property, (i) a Go Dark Event or (ii) Fail to Restore Event has occurred, the borrower may obtain the release of an individual property provided, among other things, (i) the borrower prepays the loan in accordance with the loan documents, in an amount equal to or greater than the allocated loan amount and (ii) the borrower pays the applicable yield maintenance premium.

Loan No. 13 – Melohn Multifamily Portfolio I – At any time after the expiration of the lockout period and prior to the open period, the borrowers may obtain the release of an Individual Property provided, among other things, the borrowers deliver defeasance collateral in an amount equal to the greater of (i) 120% of the Allocated Loan Amount with respect to such individual Mortgaged Property and (ii) an amount such that, after giving effect to such release, (a) the debt service coverage ratio of the remaining Mortgaged Properties is greater than or equal to 1.30x and (b) the loan to value ratio of the remaining properties is less than or equal to 67.0%.

Loan No. 16 – Venice Portfolio – At any time after the expiration of the lockout period, the borrowers may obtain the release of an Individual Property provided, among other things, (i) the borrowers deliver defeasance collateral in an amount equal to 120% of the Allocated Loan Amount with respect to such individual Mortgaged Property, (ii) after giving effect to such release, (A) the debt service coverage ratio of the remaining Mortgaged Properties is no less than the greater of (x) 1.60x, (y) the debt service coverage ratio immediately prior to the release, and (z) the annualized debt service coverage ratio immediately prior to the release, (B) the post-defeasance debt yield for the

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remaining Mortgaged Properties is at least equal to the greater of (x) 10.00%, (y) the debt yield as of the defeasance date but prior to the consummation of the partial defeasance event, and (z) the annualized debt yield as of the defeasance date but prior to the consummation of the partial defeasance event, and (C) the post-defeasance loan to value ratio is not more than the lesser of (x) 46.0%, and (y) the loan to value ratio as of the defeasance date but prior to the consummation of the partial defeasance event.

(19)	Loan No. 18 – Residence Inn by Marriott LAX – At origination, the borrower reserved $5,500,000 in an earn-out reserve. The loan documents provide that the borrower may request an initial disbursement from the earn-out reserve in an amount equal to $3,000,000 on any date after October 18, 2016 if, among other things, (i) the Earn-Out Debt Yield (as defined in the loan documents) is greater than or equal to 10.0% for the immediately preceding calendar quarter, and (ii) no event of default has occurred or is continuing. The borrower has requested the initial disbursement from the earn-out reserve in an amount equal to $3,000,000. At any time after April 18, 2017, the borrower may request the disbursement of the remaining available balance of the earn-out reserve funds if, among other things, (i) the Earn-Out Debt Yield is greater than or equal to 10.0% for the immediately preceding two calendar quarters and (ii) no event of default has occurred or is continuing.

(20)	Loan No. 25 – Altama Village – The lender will disburse (i) $150,000 into the Rollover Reserve after the Harbor Freight Rent Commencement Date has occurred and $150,000 into the Rollover Reserve eight months after the Harbor Freight Rent Commencement Date has occurred, (ii) $225,570 to Harbor Freight for TI reimbursements after tenant opens for business, (iii) provided the Harbor Freight Rent Commencement Date has occurred, $53,953.33 to the borrower on June 30, 2017, $53,953.33 to the borrower on September 30, 2017 and $53,953.34 to the borrower on December 31, 2017, (iv) $100,000 into the Replacement Reserve after the Harbor Freight Lease Commencement Date has occurred.

(21)	The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 1 – Hilton Hawaiian Village – The borrower has a leasehold interest in approximately 5,900 square feet that contains a small apartment building with 45 rental units pursuant to a ground lease that expires on July 31, 2035. The ground lease currently requires monthly rent of approximately $12,762 from August 1, 2016 through July 31, 2017, on which date the annual monthly payment will increase by 3% each year through 2035.

Loan No. 18 – Residence Inn by Marriott LAX – The Property is subject to a ground lease that expires on December 31, 2114 and has no renewal options. The ground rent for calendar year 2016 is $400,000 per annum and increases $25,000 every year through 2025. Beginning January 1, 2026 and continuing every year thereafter, the ground rent increases by 3.0% annually. Additionally, so long as the property is being operated as a hotel, the borrower is required to pay to the ground lessor, as additional rent, the amount (if any) by which the annual base rent payable by tenant is exceeded by one and one-half percent (1.5%) of gross annual room sales from the hotel per year.

(22)	Loan No. 6 – 681 Fifth Avenue – Metropole Realty Advisors, Inc. an affiliate of the borrower, currently leases 5,770 sq. ft. of the net rentable area at the Mortgaged Property.

Loan No. 16 – Venice Portfolio – 425-431 Ocean Front Walk – Fig Tree Restaurant, the Largest Tenant, an affiliate of the borrower, currently leases 2,000 sq. ft. (24.2% of NRA) of the net rentable area at the Mortgaged Property.

Loan No. 16 – Venice Portfolio – 1711-1715 Pacific Avenue – Fig Tree Restaurant, the 2nd Largest Tenant, an affiliate of the borrower, currently leases 1,128 sq. ft. of the net rentable area at the Mortgaged Property.

Loan No. 37 – Show Low Retail – Supercuts, the 3rd Largest Tenant (1,178 sq. ft. / 18.4% of NRA) and UPS Store (1,175 sq. ft. / 18.3% of NRA) are affiliates of the borrower, representing a total of 36.7% owner occupancy.

(23)	Loan No. 3 – Google Kirkland Campus Phase II – In March 2016, Google executed a triple-net lease, which, with respect to 125,520 sq. ft., expires on November 30, 2027 and with respect to 55,324 sq. ft. expires on January 31, 2029.

(24)	The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for

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a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely. In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 3 – Google Kirkland Campus Phase II – Google, the single tenant, has the right to reduce the area of its leased space (and reduce its rent accordingly) with respect to (i) all or part of one-half of a floor, representing approximately 25% of the net rentable area at the Mortgaged Property (a “Quadrant”) effective November 30, 2020 and (ii) all or part of a Quadrant, effective as of November 30, 2022; upon 12 months’ notice and payment of a contraction fee.

Loan No. 11 – Lennox Shopping Center – The Largest Tenant, Tom Thumb has an ongoing termination option to terminate its lease with 30 days’ notice to the landlord provided any full service grocery store or drug store takes occupancy and does not cease operations within 60 days written notice by Tom Thumb.

Loan No. 16 – Venice Portfolio – 80 Windward – The Largest Tenant, Snapchat, has a termination right on March 1, 2019 exercisable with 120 days’ prior notice.

Loan No. 17 – Lubbock Parkade – The 3rd Largest Tenant, TJMaxx has a co-tenancy clause triggered if Hobby Lobby or Stein Mart are not open for business. If Hobby Lobby or Stein Mart are not open for business, (i) no minimum rent is required to be paid and TJMaxx is required to pay the lesser of minimum rent or 2% of gross sales and (ii) if such period continues for more than 180 consecutive days, TJMaxx may terminate at any time during such period by giving notice.

Loan No. 17 – Lubbock Parkade – The 4th Largest Tenant, Tuesday Morning has a lease that provides that the tenant is not required to commence paying rent until TJ Maxx, Hobby Lobby and Stein Mart are open and operating. After the rent commencement date, Tuesday Morning’s co-tenancy requirements are satisfied as long as two of the following three tenants are open and operating for retail uses (TJ Maxx, Hobby Lobby, Stein Mart or a similar national retailer replacement tenant operating in greater than or equal to 85% of the space shown on the site plan for such tenants). If the co-tenancy requirement is not satisfied at any time after the rent commencement date, then, Tuesday Morning pays alternate rent, in lieu of fixed rent, defined as the lesser of (i) 5% of gross sales, or (ii) or fixed rent otherwise payable. If Tuesday Morning is required to pay an alternate rent for one year, the tenant may, within 90 days following such one-year period, terminate by no less than 30 days’ and no more than 180 days’ notice to the landlord.

Loan No. 17 – Lubbock Parkade – The 4th Largest Tenant, Tuesday Morning has a kickout option where if Tuesday Morning operates for at least 355 days during the 5th lease year, if gross sales are less than $1.3 million during the 5th lease year, Tuesday Morning has a one-time option to terminate any time within a 30 day period after the end of the 5th lease year. If the tenant terminates, the tenant pays the landlord the unamortized portion of the allowance.

Loan No. 25 – Altama Village – The 5th Largest Tenant, Party City has the right to terminate its lease if sales are less than $1.7 million at the end of January 2020, provided that the tenant has 60 days following such date to terminate the lease with eight months’ notice. Tenant must pay a $50,000 penalty if the option is exercised.

Loan No. 29 – Rock Springs Retail Portfolio – 101 Gateway Blvd. – The 2nd Largest Tenant, Payless has the option to terminate their lease if annual sales fall below $400,000 in any year with 90 days’ notice.

Loan No. 33 – The Orchards Shopping Center – The 3rd Largest Tenant, Rent-A-Center has a co-tenancy clause where if Dollar General ceases conducting business at The Orchards Shopping Center, Rent-A-Center may (i) terminate its lease upon 30 days’ notice at any time prior to the commencement of a Dollar General replacement commencing and (ii) receive a rent abatement of 50% of all sums due under the lease until a replacement tenant commences in the vacated space.

Loan No. 33 – The Orchards Shopping Center – The 3rd Largest Tenant, Rent-A-Center may terminate its lease if occupancy falls below 50% for two months by giving 30 days’ notice and receives a rent abatement of 50% of all sums due under the lease so long as the 50% occupancy remains unmet after such two month period.

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Loan No. 35 – Walgreens Adrian, MI – Walgreens, the single tenant, has the right to terminate the lease on February 28, 2028 and every five years thereafter through expiration with six months’ written notice.

(25)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 6 – 681 Fifth Avenue – MCM Products USA, Inc. (“MCM”) is currently subleasing Belstaff USA’s 5,835 sq. ft. suite on the 10th floor which has a lease expiration date of February 12, 2017.

Loan No. 6 – 681 Fifth Avenue – Forall USA, Inc. is currently subleasing Belstaff USA’s 5,835 sq. ft. suite on the 8th floor which has a lease expiration date of March 31, 2022.

Loan No. 14 – Mariano’s Bronzeville – The property is 100.0% occupied by Roundy’s Illinois, LLC via a co-terminus sublease with Roundy’s Supermarkets, Inc. Roundy’s Illinois, LLC enters into subleases for all their sites with the operating entity that runs the store. The same entity runs all the Mariano’s locations and is a wholly owned subsidiary of Roundy’s Supermarkets, Inc.

Loan No. 15 – Plaza on 8th – The 4th Largest Tenant, CVS Pharmacy has subleased its entire premises to another CVS Pharmacy affiliate due to a corporate restructure at the company.

(26)	The following major tenants shown on Annex A-1 have abated, free or prepaid rent:

Loan No. 2 – 25 Senate Place Jersey City – One of the retail tenants Club Barks, LLC, occupying 2,400 sq. ft. has approximately $3,978 of abated rent that will be held in escrow.

Loan No. 3 – Google Kirkland Campus Phase II – The borrower deposited $343,318 into a rent bridge reserve, which represents two months’ of rent related to 55,324 sq. ft. at the Mortgaged Property for which Google is expected to start paying rent in February 2017.

Loan No. 25 – Altama Village – The Largest Tenant, Harbor Freight will pay rent equal to $7.45 PSF for the first eight months following the rent commencement date after which, the rent will increase to $14.90 PSF thereafter.

Loan No. 29 – Rock Springs Retail Portfolio – 1977 Dewar Drive – Solar Nails, the 2nd Largest Tenant received a rent abatement period from November 1, 2016 until April 1, 2017.

Loan No. 36 – Shoppes of New Philadelphia – The 2nd Largest Tenant, Sumo Hibachi has a free rent reserve of $46,667 which will be disbursed monthly for 10 months commencing January 2017 and ending in October 2017.

(27)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the cut-off date of the securitization.

Loan No. 2 – 25 Senate Place Jersey City – One of the retail tenants, Club Barks, LLC, has a lease commencement in August 2016 but is not anticipated to take occupancy until January 2017.

Loan No. 3 – Google Kirkland Campus Phase II – the single tenant, Google, is not yet in occupancy of a remaining 55,324 Sq. ft. portion of its space (the “Remaining Premises”). Google is anticipated to take occupancy of and is expected to commence paying rent on the Remaining Premises by February 1, 2017.

Loan No. 17 – Lubbock Parkade – The 4th Largest Tenant, Tuesday Morning, has signed a lease for 13,000 sq. ft. and has taken possession of its space. The tenant is expected to open for business in April 2017.

Loan No. 25 – Altama Village – The Largest Tenant, Harbor Freight has a rent commencement date that occurs 120 days after the lease commencement date which does not commence until the next business day following the date the landlord delivers to the tenant a gray shell. Once landlord’s work is completed and tenant has been provided a certificate of completion, the lease will commence the next business day. The work is to be completed by EIG Altama Village, LLC the owner of the property immediately prior to the borrower taking occupancy. The expected delivery date is December 9, 2016 and the tenant expects to be open and operating before the end of the year. If the landlord does not substantially complete its work by May 8, 2017, the tenant has the option to terminate the lease with carve outs due to Force Majeure or any tenant caused delays. In addition to the earnout reserves described in the next column, the title company has reserved (and is holding) the estimated cost to

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complete the gray shell ($405,923.89), which will be released to EIG Altama Village, LLC following substantial completion.

Loan No. 34 – JR Automation – The single tenant, JR Automation, is currently completing the build-out of their space, and will take occupancy of the warehouse portion in November 2016. The tenant plans to complete the build-out and fully occupy the office space by the beginning of 2017. The borrower has reserved the $850,000 TI package provided to tenant per lease, and will disburse the funds to the landlord once the build-out is complete.

Loan No. 37 – Show Low Retail – The 4th Largest Tenant, UPS Store, has a hard rent commencement date on the earlier of (i) being open for business or (ii) December 1, 2016.

(28)	Loan No. 8 – FedEx Distribution Portfolio – Athens Property – GM Federal Acquisition, LLC, HR Federal Acquisition, LLC and DG Federal Acquisition, LLC own the Athens Property as closed tenants-in-common.

Loan No. 8 – FedEx Distribution Portfolio – Middleboro Property – Middleborough Federal Acquisition LLC and Middleborough Federal Acquisition II LLC own the Middleboro Property as closed tenants-in-common.

Loan No. 14 – Mariano’s Bronzeville – 442 Sterling Place Realty LLC, 801 Ocean Avenue Realty LLC and JJRD Realty Associates LLC own the Mortgaged Property as closed tenants-in-common.

Loan No. 31 – Sunrise Plaza – ProVest Sunrise Plaza LLC, Windmere Realty LLC and Imperial Holding LLC own the Mortgaged Property as tenants-in-common.

(29)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

(30)	All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan documents.

(31)	Loan No. 6 – 681 Fifth Avenue – The Borrower is required to escrow remaining rent concessions of $250,262 for MCM for the February 14, 2017 through September 15, 2017 period.

Loan No. 15 – Plaza on 8th – Upon the occurrence of a Material Tenant Trigger Event, the Material Tenant Trigger Event Excess Cash Flow shall be deposited into the Material Tenant Rollover reserve account.

Loan No. 15 – Plaza on 8th – As it relates to CVS Pharmacy and/or PNC Bank, as applicable, so long as (i) no material tenant trigger event will have occurred and is continuing, and (ii) (a) the applicable tenant is obligated pursuant to its lease to maintain, and is maintaining, insurance pursuant to the requirements set forth in the loan documents, among others, the borrower will not be required to make monthly insurance escrows associated with such tenant or (b) the applicable tenant is obligated pursuant to its lease to maintain, and is maintaining, its leased space in a condition acceptable to the lender, among others, the borrower will not be required to make monthly replacement escrows associated with such tenant.

Loan No. 15 - Plaza on 8th – The borrower will not be required to make monthly TI/LC escrows so long as no material tenant trigger event will have occurred and is continuing and each of the leases as applicable to CVS Pharmacy, PNC Bank and St. Luke’s are in full force and effect, among others.

Loan No. 23 – Fresenius Cleveland – Monthly Replacement Reserve deposit of $522.75 will commence after the 60th payment date.

Loan No. 25 – Altama Village – Monthly TI/LC Reserve deposits of $3,344.12, subject to a cap of (A) $300,000, (B) in-place occupancy not less than 80%, (C) satisfaction of the Co-Tenancy Provisions, (D) a Party City Termination Period has not occurred and is continuing and (E) an Anchor Tenant Trigger Event has not occurred and is continuing will commence on January 6, 2018.

Loan No. 26 – KB Texas Dialysis Portfolio – Monthly Replacement Reserve deposit of $278.66 will commence after the 60th payment date.

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Loan No. 31 – Sunrise Plaza – Monthly Replacement Reserve deposit of $1,446.92 will commence on December 6, 2017.

Loan No. 31 – Sunrise Plaza – Monthly Rollover Reserve deposits of (i) $3,617.29 so long as the satisfaction of any Winn-Dixie Performance Condition is then continuing or (ii) $10,851.88, otherwise subject to a cap of (A) $350,000, (B) in-place occupancy not less than 70% and (C) satisfaction of a Winn-Dixie Performance Condition has occurred and is continuing and will begin on December 6, 2017.

Loan No. 33 – The Orchards Shopping Center – The Borrower deposited $50,000 at closing to the Replacement reserve and is not required to make monthly deposits until such time as the amount in the Replacement reserve is less than or equal to $25,000, at which point Borrower is required to deposit $1,130.12 into the Monthly Replacement Reserves ($) for the remainder of the term of the loan.

Loan No. 33 – The Orchards Shopping Center – The Borrower deposited $175,000 at closing to the Rollover reserve and is not required to make monthly deposits until such time as the amount in the Rollover reserve is less than or equal to $100,000, at which point Borrower is required to deposit $2,825.29 into the Monthly Rollover reserves ($) for the remainder of the term of the loan.

(32)	Environmental Insurance In Lieu of Phase II

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full
1	Hilton Hawaiian Village	$56,625,000	8.7%	$25,000,000	Yes

(33)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Whole Loan Cut- off Date Balance	Whole Loan U/W NCF DSCR	Whole Loan Cut- off Date LTV Ratio	Whole Loan Cut-off Date U/W NOI Debt Yield
1	Hilton Hawaiian Village	$56,625,000	$639,975,000	$696,600,000	4.47x	31.2%	21.2%
3	Google Kirkland Campus Phase II	$50,000,000	$22,500,000	$72,500,000	2.56x	49.7%	9.8%
4	Fresno Fashion Fair	$41,000,000	$284,000,000	$325,000,000	2.14x	57.5%	8.1%
5	Potomac Mills	$40,500,000	$250,500,000	$291,000,000	4.39x	38.0%	13.9%
6	681 Fifth Avenue	$34,000,000	$181,000,000	$215,000,000	1.67x	48.9%	7.3%
18	Residence Inn by Marriott LAX	$13,401,782	$39,708,983	$53,110,764	1.56x	64.4%	11.9%

(34)	Split Loan Summary

Loan No.	Mortgage Loan	A-Note Cut-off Date Balance	B-Note Cut-off Date Balance	Total Mortgage Debt Cut-off Date Balance	Pooled Trust U/W NCF DSCR	Total Mortgage Debt U/W NCF DSCR	Pooled Trust Cut-off Date LTV	Total Mortgage Debt Cut-off Date LTV Ratio	Pooled Trust U/W NOI Debt Yield	Total Mortgage Debt U/W NOI Debt Yield
1	Hilton Hawaiian Village	$696,600,000	$578,400,000	$1,275,000,000	4.47x	2.44x	31.2%	57.2%	21.2%	11.6%
5	Potomac Mills	$291,000,000	$125,000,000	$416,000,000	4.39x	2.65x	38.0%	54.4%	13.9%	9.7%

(35)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield

2	25 Senate Place Jersey City	$56,000,000	8.6%	$10,000,000	8.5000%	12/6/2026	Yes	65.3%	1.15x	7.5%

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(36)	Summary of Future Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield

18	Residence Inn by Marriott LAX	$13,401,782	2.1%	Yes	1.35x	65.0%	10.0%

(37)	Loan No. 7 – Walgreens Net Lease Portfolio 3 – The borrower sponsor Cantor Fitzgerald Investors, LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan seller, CCRE Commercial Mortgage Securities, L.P., the depositor, Berkeley Point Capital LLC, a primary servicer and limited subservicer, Cantor Fitzgerald & Co. and Castle Oak Securities, L.P., the underwriters.

Loan No. 10 – Walgreens Net Lease Portfolio 2 – The borrower sponsor Cantor Fitzgerald Investors, LLC is an affiliate of Cantor Commercial Real Estate Lending, L.P., the loan seller, CCRE Commercial Mortgage Securities, L.P., the depositor, Berkeley Point Capital LLC, a primary servicer and limited subservicer, Cantor Fitzgerald & Co. and Castle Oak Securities, L.P., the underwriters.

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